UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Corning Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of 2004

Annual Meeting of Shareholders

and Proxy Statement

Notice of 2004

Annual Meeting of Shareholders

and Proxy Statement

Notice of Annual Meeting

To Shareholders of Corning Incorporated:

You are cordially invited to attend the Annual Meeting of Corning Incorporated which will be held in The Corning Museum of Glass Auditorium, Corning, New York, on Thursday, April 29, 2004 at 11:00 o’clock A.M. The principal business of the meeting will be:

(a)	To elect five Directors for three-year terms;

(b)	To ratify the appointment of PricewaterhouseCoopers LLP as Corning’s independent auditors for fiscal year ending December 31, 2004;

(c)	To consider a shareholder proposal described in the accompanying Proxy Statement, if presented at the meeting; and

(d)	To transact such other business as may properly come before the meeting.

Your vote is important to us. Please vote by one of the following methods whether or not you plan to attend the meeting:

•	Via the internet.

•	By telephone.

•	By (see instructions on proxy card) returning the enclosed proxy card.

By order of the Board of Directors.

Denise A. Hauselt

Secretary and Assistant General Counsel

Corning Incorporated

One Riverfront Plaza

Corning, New York 14831

March 1, 2004

About the Meeting

Why Did You Send Me This Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2004 Annual Meeting of Shareholders. This proxy statement summarizes information concerning the matters to be presented at the meeting and related information that will help you make an informed vote at the meeting. This proxy statement and the accompanying proxy card are first being mailed to shareholders on or about March 10, 2004.

When Is The Annual Meeting?

The annual meeting will be held on Thursday, April 29, 2004, at 11:00 a.m., EST, at The Corning Museum of Glass Auditorium, Corning, New York.

What Am I Voting On?

At the annual meeting, you will be voting:

•	To elect five directors for three year terms;

•	To ratify the Board’s appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2004;

•	To consider a shareholder proposal described on Page 32 of this Proxy Statement, if presented at the meeting; and

•	Any other matter, if any, as may properly come before the meeting and any adjournment or postponement of the annual meeting.

How Do You Recommend That I Vote On These Items?

The Board of Directors recommends that you vote FOR each of the director nominees, FOR ratification of the Board’s appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2004 and AGAINST the shareholder proposal.

Who Is Entitled To Vote?

You may vote if you owned our common shares as of the close of business on March 1, 2004, the record date for the annual meeting.

How Many Votes Do I Have?

You are entitled to one vote for each common share you own. As of the close of business on February 4, 2004, we had 1,350,250,314 common shares outstanding. The shares held in our treasury are not considered outstanding and will not be voted or considered present at the meeting.

How Do I Vote By Proxy Before The Meeting?

Before the meeting, you may vote your shares in one of the following three ways:

•	By Internet at www.computershare.com/us/proxy.

•	By Telephone (from the United States and Canada only) at 1(866) 516-0979.

•	By mail by completing, signing, dating and returning the enclosed proxy card in the postage paid envelope provided.

Please refer to the proxy card for further instructions on voting via the Internet and by Telephone.

Please use only one of the three ways to vote.

Please follow the directions on your proxy card carefully. If you hold shares in the name of a broker, your ability to vote those shares by Telephone or via the Internet depends on the voting procedures used by your broker, as explained below under the question “How Do I Vote If My

Broker Holds My Shares In “Street Name”?” The New York Business Corporation Law provides that a shareholder may appoint a proxy by electronic transmission, so we believe that the Telephone and Internet voting procedures available to shareholders are valid and consistent with the requirements of applicable law.

May I Vote My Shares In Person At The Meeting?

Yes. You may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or Telephone. Whether or not you plan to attend the meeting, however, we encourage you to vote your shares by proxy before the meeting.

May I Change My Mind After I Vote?

Yes. You may change your vote or revoke your proxy at any time before the polls close at the meeting. You may change your vote by:

•	signing another proxy card with a later date and returning it to Corning’s Corporate Secretary at One Riverfront Plaza, Corning, NY 14831, prior to the meeting;

•	voting again by Telephone or via the Internet prior to the meeting; or

•	voting again at the meeting.

You also may revoke your proxy prior to the meeting without submitting any new vote by sending a written notice that you are withdrawing your vote to our Corporate Secretary at the address listed above.

What Shares Are Included On My Proxy Card?

Your proxy card includes shares held in your own name and shares held in any Corning plan. You may vote these shares by Internet, Telephone or mail, all as described on the enclosed proxy card.

How Do I Vote If I Participate In The Corning Investment Plan?

If you hold shares in the Corning Investment Plan, which includes shares held in the Corning Stock Fund in the 401(k) plan, these shares have been added to your other holdings on your proxy card. Your completed proxy card serves as voting instructions to the trustee of the plan. You may direct the trustee how to vote your plan shares by submitting your proxy vote for those shares, along with the rest of your shares, by Internet, Telephone or mail, all as described on the enclosed proxy card. If you do not instruct the trustee how to vote, your plan shares will be voted by the trustee in the same proportion that it votes shares in other plan accounts for which it did receive timely voting instructions.

How Do I Vote If My Broker Holds My Shares In “Street Name”?

If your shares are held in a brokerage account in the name of your bank or broker (this is called “street name”), those shares are not included in the total number of shares listed as owned by you on the enclosed proxy card. Instead, your bank or broker will send you directions on how to vote those shares.

Will My Shares Held In Street Name Be Voted If I Do Not Provide My Proxy?

If your shares are held in the name of a brokerage firm, your shares might be voted even if you do not provide the brokerage firm with voting instructions. Under the rules of the New York Stock Exchange, on certain “routine” matters, brokerage firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. The election of directors and the proposal to ratify the Board’s appointment of PricewaterhouseCoopers LLP as our independent auditors are con -

sidered routine matters for this purpose, assuming that no contest arises as to any of these matters. The shareholder proposal is not considered a routine matter and your bank or broker will not be permitted to vote your shares unless proper voting instruction is received from you.

What If I Return My Proxy Card Or Vote By Internet Or Phone But Do Not Specify How I Want To Vote?

If you sign and return your proxy card or complete the Internet or Telephone voting procedures, but do not specify how you want to vote your shares, we will vote them:

•	FOR the election of each of the director nominees.

•	FOR approval of the Board’s appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2004.

•	AGAINST the shareholder proposal.

If you participate in the Corning Investment Plan and do not submit timely voting instructions, the trustee of the plan will vote the shares in your plan account in the same proportion that it votes shares in other plan accounts for which it did receive timely voting instructions, as explained above under the question “How Do I Vote If I Participate In The Corning Investment Plan?”

What Does It Mean If I Receive More Than One Proxy Card?

If you received more than one proxy card, you have multiple accounts with your brokers or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. You may contact our transfer agent, Computershare Investor Services, LLC, at 1-800-255-0461.

Who May Attend The Meeting?

The annual meeting is open to all holders of our common shares. To attend the meeting, you will need to register upon arrival. We also may check for your name on our shareholders’ list and ask you to produce valid identification. If your shares are held in street name by your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own Corning shares, it is possible that you may not be admitted to the meeting.

May Shareholders Ask Questions At The Meeting?

Yes. Our representatives will answer your questions of general interest at the end of the meeting. In order to give a greater number of shareholders the opportunity to ask questions, we may impose certain procedural requirements, such as limiting repetitive or follow-up questions.

How Many Shares Must Be Present To Hold The Meeting?

In order for us to conduct our meeting, a majority of our outstanding common shares as of March 1, 2004, must be present in person or by proxy at the meeting. This is called a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, Telephone or mail.

How Many Votes Are Needed To Elect Directors?

The director nominees receiving the highest number of “FOR” votes will be elected as directors. This number is called a plurality. Consequently, shares that are not voted, because you marked your proxy card to withhold authority for all or some nominees, or because you did not complete and return your proxy card, will have no impact on the election of directors.

How Many Votes Are Needed To Ratify The Appointment Of PricewaterhouseCoopers LLP As Our Independent Auditors?

Shareholder approval for the appointment of our independent auditors is not required, but the Board is submitting the selection of PricewaterhouseCoopers LLP for ratification in order to obtain the views of our shareholders. The ratification of the appointment of PricewaterhouseCoopers LLP as Corning’s independent auditors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote. If the appointment of PricewaterhouseCoopers LLP is not ratified, the Board will reconsider its future selection.

How Many Votes Are Needed To Approve The Shareholder Proposal?

If the shareholder proposal is properly presented at the meeting, approval of the proposal requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

What Is A “Broker Non-Vote”?

If you own shares through a bank or broker in street name, you may instruct your bank or broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your bank or broker with voting instructions and the bank or broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a routine matter under the New York Stock Exchange rules. As explained above under the question “Will My Shares Held In Street Name Be Voted If I Do Not Provide My Proxy?”, Proposal 1 (election of directors) and Proposal 2 (ratification of the appointment of our independent auditors) are considered routine matters under the applicable rules, so your bank or broker will have discretionary authority to vote your shares held in street name on those items, whilst Proposal 3 (the shareholder proposal) is not considered a routine matter, so your bank or broker will not have discretionary authority to vote your shares held in street name on that item. A broker non-vote may also occur if your broker fails to vote your shares for any reason.

How Will Broker Non-Votes Be Treated?

Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote, so they will have no effect on the outcome of any proposal.

How Will Abstentions Be Treated?

Abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the effect as votes against a proposal.

How Will Voting On “Any Other Business” Be Conducted?

We have not received proper notice of, and are not aware of, any business to be transacted at the meeting other than as indicated in this proxy statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted on those matters in accordance with the discretion of the proxy holders.

Who Pays For The Solicitation Of Proxies?

Our Board of Directors is making this solicitation of proxies on our behalf. We will pay the costs of the solicitation, including the costs for preparing, printing and mailing this proxy statement. We have hired Georgeson Shareholder Communications, Inc. to assist us in soliciting proxies. It may do so by telephone, in person or by other electronic communications. We anticipate paying Georgeson a fee of $12,000 plus expenses, for these services. We also will reimburse brokers, nominees and fiduciaries for their costs in sending proxies and proxy materials to our shareholders so you can vote your shares. Our directors, officers and regular employees may supplement Georgeson’s proxy solicitation efforts by contacting you by telephone or electronic communication or in person. We will not pay directors, officers or other regular employees any additional compensation for their proxy solicitation efforts.

How Can I Find The Voting Results Of The Meeting?

We will include the voting results in our Form 10-Q for the quarter ending June 30, 2004, which we expect to file with the Securities and Exchange Commission (SEC) on or before August 9, 2004.

How Do I Submit A Shareholder Proposal For, Or Nominate A Director For Election At, Next Year’s Annual Meeting?

If you wish to submit a proposal to be included in our proxy statement for our 2005 Annual Meeting of Shareholders, we must receive it at our principal office on or before November 13, 2004. Please address your proposal to: Corporate Secretary, Corning Incorporated, One Riverfront Plaza, Corning, New York 14831.

We will not be required to include in our proxy statement a shareholder proposal that is received after that date or that otherwise does not meet the requirements for shareholder proposals established by the SEC or set forth in our bylaws.

If you miss the deadline for including a proposal in our printed proxy statement, or would like to nominate a director or bring other business before the 2005 Annual Meeting of Shareholders, under our current bylaws (which are subject to amendment at any time), you must notify our Corporate Secretary in writing not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, then the notice shall be received no earlier than 120 days or later than 90 days prior to such annual meeting or the tenth day after public announcement is made with respect to the meeting. For our 2005 Annual Meeting of Shareholders, we must receive notice on or after December 26, 2004, and on or before January 25, 2005.

Are You “Householding” For Shareholders Sharing The Same Address?

Yes. The SEC’s rules regarding the delivery to shareholders of proxy statements, annual reports, prospectuses and information statements permit us to deliver a single copy of these documents to an address shared by two or more of our shareholders. This method of delivery is referred to as “householding,” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. This year, we are delivering only one proxy statement and 2003 Annual Report to multiple shareholders sharing an address, unless we receive instructions to the contrary from one or more of the shareholders. We will still be required, however, to send you and each other shareholder at your address an individual proxy voting card. If you nevertheless would like to receive more than one copy of this proxy statement and our 2003 Annual Report, we will promptly send you additional copies upon written or oral request directed to our transfer agent, Computershare Investor Services, LLC, toll free at 1-800-255-0461, or to our Corporate Secretary at Corning Incorporated, One Riverfront Plaza, Corning, New York 14831. The same phone number and address may be used to notify us that you wish to receive a separate annual report or proxy statement in the future, or to request delivery of a single copy of an annual report or proxy statement if you are receiving multiple copies.

PROPOSAL 1—Election of Directors

Corning’s Board of Directors is divided into three classes. Each of the nominees for the office of director, except for Mr. Sit, who is an elected member of the present Board of Directors. Messrs. Smithburg, Tookes and Weeks were elected by Corning’s security holders on June 21, 2001 and Dr. Knowles was elected by Corning’s security holders on April 24, 2003. The terms of Messrs. Knowles, Smithburg, Tookes, and Weeks expire this year. Following the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated Mr. Sit for election to the Board at the Annual Meeting for a term expiring in 2007. Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected. If a nominee is not able to serve, proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. No nominee now owns beneficially any of the securities (other than directors’ qualifying shares) of any of Corning’s subsidiary companies. We have included below certain information about the nominees for election as directors and the directors who will continue in office after the Annual Meeting.

Nominees for Election as Directors

Nominees for Election for Terms Expiring in 2007

Jeremy R. Knowles ‡

Amory Houghton Professor of Chemistry

And Biochemistry Harvard University

Dr. Jeremy R. Knowles is a current faculty member of Harvard University. Dr. Knowles, a distinguished chemist, joined the Harvard faculty from Oxford University in 1974. He became the Amory Houghton Professor of Chemistry and Biochemistry in 1979 and was appointed dean of the Faculty of Arts and Sciences in 1991. He stepped down as dean in 2002. Dr. Knowles is a Fellow of the Royal Society, the American Academy of Arts and Sciences, and the American Philosophical Society, and a Foreign Associate of the National Academy of Sciences. He also serves as a trustee of the Howard Hughes Medical Institute. Director since 2002. Age 68.

Eugene C. Sit ‡

Chairman—Chief Executive Officer and Chief Investment Officer

Sit Investment Associates, Inc.

Mr. Sit is a certified public accountant and chartered financial analyst. He founded Sit Investment Associates (SIA) in 1981. He was Chief Executive Officer and Chief Investment Officer for American Express Financial Advisors Inc., formerly known as IDS Advisory. Mr. Sit is a trustee of Carleton College and The Minnesota Historical Society, and serves as a member of the Advisory Council of the University of Minnesota Carlson School of Management —International Programs. Director since 2004. Age 66.

William D. Smithburg ‡

Retired Chairman, President and

Chief Executive Officer

The Quaker Oats Company

Mr. Smithburg joined Quaker Oats in 1966, being elected president in 1979, chief executive officer in 1981 and chairman in 1983. He also served as president from November 1990 to January 1993 and from November 1995 to November 1997 when he retired. Mr. Smithburg is a director of Abbott Laboratories, Northern Trust Corporation, and Smurfit Stone Container Corporation. Director since 1987. Age 65.

Hansel E. Tookes II ‡

Retired Chairman and Chief Executive Officer

Raytheon Aircraft Company

Mr. Tookes retired from Raytheon Company in December 2002. Since joining Raytheon in 1999 he has served as president of Raytheon International, chairman and chief executive officer of Raytheon Aircraft and executive vice president of Raytheon Company. From 1980 to 1999 Mr. Tookes served United Technologies Corporation as president Pratt and Whitney’s Large Military Engines Group and in a variety of other leadership positions. He is a director of Ryder Systems Inc. and a member of the National Academies Aeronautics and Space Engineering Board. Director since 2001. Age 56.

Wendell P. Weeks*

President and Chief Operating Officer

Corning Incorporated

Mr. Weeks joined Corning in 1983 and was named a vice president and deputy general manager of the Opto-Electronics Components Business in 1995, vice president and general manager —Telecommunications Products in 1996, senior vice president in 1997, senior vice president of Opto-Electronics in 1998, executive vice president of Optical Communications in 1999, president, Corning Optical Technologies in 2001 and to his present position in 2002. Mr. Weeks is a director of Merck & Co., Inc. Director since 2000. Age 44.

The Board of Directors recommends a vote FOR the election of each of the director nominees above.

Directors Continuing in Office

Directors Whose Terms Will Expire in 2006

James B. Flaws*

Vice Chairman and Chief Financial Officer

Corning Incorporated

Mr. Flaws joined Corning in 1973 and served in a variety of controller and business management positions. He was named assistant treasurer in 1993, vice president and controller in 1997, vice president of finance and treasurer later in 1997, senior vice president and chief financial officer in December 1997, executive vice president and chief financial officer in 1999 and to his present position in 2002. Mr. Flaws is a director of Dow Corning Corporation. Director since 2000. Age 55.

James R. Houghton*

Chairman and Chief Executive Officer

Corning Incorporated

Mr. Houghton joined Corning in 1962. He was elected a vice president of Corning and general manager of the Consumer Products Division in 1968, vice chairman in 1971, chairman of the executive committee and chief strategic officer in 1980 and chairman and chief executive officer in April 1983, retiring in April 1996. Mr. Houghton was the non-executive Chairman of the Board of Corning from June 2001 to April 2002. Mr. Houghton came out of retirement in April 2002 when he was elected to his present position. Mr. Houghton is a director of Metropolitan Life Insurance Company and Exxon Mobil Corporation. He is a trustee of the Metropolitan Museum of Art, the Pierpont Morgan Library and the Corning Museum of Glass and a member of the Harvard Corporation. Director since 1969. Age 68.

James J. O’Connor ‡

Retired Chairman of the Board and

Chief Executive Officer

Unicom Corporation

Mr. O’Connor joined Commonwealth Edison Company in 1963. He became president in 1977, a director in 1978 and chairman and chief executive officer in 1980. In 1994 he was also named chairman and chief executive officer of Unicom Corporation, which then became the parent company of Commonwealth Edison Company, retiring in 1998. Mr. O’Connor is a director of Smurfit-Stone Container Corporation, UAL Corporation, United Airlines and Trizec Properties, Inc. Director since 1984. Age 66.

Deborah D. Rieman ‡

Retired President and Chief Executive Officer

Check Point Software Technologies, Incorporated

Dr. Rieman has more than twenty-five years of experience in the software industry. She currently manages a private investment fund. From 1995 to 1999, she served as president and chief executive officer of Check Point Software Technologies, Incorporated. Dr. Rieman is a director of Altera Corporation, Keynote Systems, Kintera Inc. and Tumbleweed Communications, Inc. Director since 1999. Age 54.

Peter F. Volanakis*

President

Corning Technologies

Corning Incorporated

Mr. Volanakis joined Corning in 1982 and was named managing director, Corning GmbH in 1992, executive vice president of CCS Holding, Inc., formerly known as Siecor Corporation, in 1995, senior vice president of advanced display products in 1997, executive vice president of Display Technologies and Life Sciences in 1999 and to his present position in 2001. Mr. Volanakis is a director of Dow Corning Corporation, Samsung Corning Co., Ltd., and Samsung Corning Precision Glass Co., Ltd. Director since 2000. Age 48.

Directors Whose Terms Will Expire in 2005

John Seely Brown ‡

Retired Chief Scientist

Xerox Corporation

Dr. Brown has served Xerox Corporation since 1978 in various scientific research positions, in 1986 being elected vice president in charge of advanced research and being director of the Palo Alto Research Center from 1990 to 2000. Dr. Brown was named chief scientist of Xerox in 1992, retiring in 2002. Dr. Brown is a director of Polycom, Inc. and Varian Medical Inc. Director since 1996. Age 63.

Gordon Gund ‡

Chairman and Chief Executive Officer

Gund Investment Corporation

Mr. Gund is, and since his election as a director of Corning has been, the principal owner of the Cleveland Cavaliers National Basketball Association team and a member of the Board of Governors of the National Basketball Association. He is a director of the Kellogg Company. Director since 1990. Age 64.

John M. Hennessy ‡

Senior Advisor

Credit Suisse First Boston

Mr. Hennessy became managing director of First Boston Corporation in 1974 after serving as Assistant Secretary of the U.S. Treasury (Presidential appointment). In 1989 he was elected chairman of the executive board and group chief executive officer of Credit Suisse First Boston. Mr. Hennessy retired from active employment from Credit Suisse First Boston at the end of 1996 but retains the role of Senior Advisor to the firm. He is on five non-profit boards of directors. Director since 1989. Age 67.

H. Onno Ruding ‡

Retired Vice Chairman

Citicorp and Citibank, N.A.

Dr. Ruding has served private firms and the public (serving as Minister of Finance of The Netherlands from 1982-1989) in various financial positions, serving as a director of Citicorp and Citibank, N.A. from 1990 and 1998, respectively, to September 30, 2003 and vice chairman of Citicorp and Citibank, N.A. from 1992 to September 30, 2003. Dr. Ruding retired form active employment from Citicorp and Citibank, N.A. on September 30, 2003. Dr. Ruding is also a director of Pechiney and RTL Group, a member of the international advisory committees of Robeco, Citigroup, the Federation of Korean Industries and the Federal Reserve Bank of New York, and a member of the Trilateral Commission, the Committee for European Monetary Union, the Pontifical Council Justice and Peace, the European Advisory Board of the American-European Community Association, and the International Bureau of Fiscal Documentation. Dr. Ruding is the president of the Center for European Policy Studies (CEPS) and Chairman of the Advisory Council of the Amsterdam Institute of Finance. Director since 1995. Age 64.

*Member of the Executive Committee

‡ Alternate member of the Executive Committee

Matters Relating to Directors

Board Meetings

The Board of Directors held 10 regularly scheduled and one special meeting during 2003. All directors attended at least 75% of all meetings of the Board of Directors and the committees on which they serve.

Compensation

During 2003, Corning paid to non-employee directors:

•	an annual retainer of $30,000; and

•	$1,200 for each meeting attended.

Chairmen of committees received an additional retainer ranging from $7,000 to $10,000, depending upon the committee chaired. Mr. O’Connor received $10,000 additional compensation for his services as Lead Director during 2003.

Directors may defer any portion of their compensation. Amounts deferred shall be paid only in cash and while deferred may be allocated to (i) an account earning interest, compounded quarterly, at the rate equal to the greater of the prime rate of Citibank, N.A. in effect on specified dates or the rate of return for the stable value fund under Corning’s Investment Plans, (ii) an account based upon the market value of our common stock from time to time, or (iii) a combination of such accounts. At December 31, 2003, eight directors had elected to defer compensation.

During 2003, Corning issued to each non-employee director 6,768 shares of Common Stock under the 2000 Equity Plan for Non-Employee Directors. These shares are subject to forfeiture and certain restrictions on transfer. In addition, Corning granted to each non-employee director options covering 10,000 shares of Common Stock under the 2000 Equity Plan for Non-Employee Directors. These options vest ratably over a three-year period and expire on February 4, 2013.

Corning has a Directors’ Charitable Giving Program funded by insurance policies on the lives of the directors. In 2003, Corning paid a total of $525,452 in premiums on such policies. Upon the death of a director, Corning will donate $1,250,000 (on behalf of a non-employee director) and $1,000,000 (on behalf of an employee director) to one or more qualified charitable organizations recommended by such director and approved by Corning. The directors derive no financial benefit from the Program as all charitable deductions and cash surrender value of life insurance policies accrue solely to Corning. Generally, one must be a director for five years to participate in the Program. Messrs. Brown, Gund, Hennessy, Houghton, O’Connor, Ruding and Smithburg are eligible to participate in the program.

Corning has purchased insurance from XL Specialty Insurance Company, Zurich Insurance Company, St. Paul Mercury Insurance Company, Twin City Insurance Company, Federal Insurance Company, Gulf Insurance Company, Illinois National Insurance Company (AIG) and ACE Bermuda Ltd., providing for reimbursement of its directors and officers for costs and expenses incurred by them in actions brought against them in connection with their actions as directors or officers, including actions as fiduciaries under the Employee Retirement Income Security Act of 1974, as amended. The insurance coverage, which expires in August 2004, costs $7.5 million on an annual basis, and will be paid by Corning. Corning also purchases insurance from Zurich Insurance Company, AXIS, Federal Insurance Company and Arch covering plan fiduciary’s actions as fiduciaries under the Employee Retirement Income Security Act of 1974, as amended. This insurance coverage expires in October 2004, costs $800,000 on an annual basis, and will be paid by Corning.

Board Committees

In addition to an Executive Committee, which acts by delegation, Corning has six standing Board committees: Audit, Compensation, Finance, Nominating and Corporate Governance, Pension, and Corporate Relations Committees. Each standing committee’s written charter, as adopted by the Board of Directors, is available on Corning’s website at www.corning.com/inside_corning/corporate_governance/downloads.aspx. Copies of each of the charters are also attached to this proxy statement as Appendix A, B, C, D, E and F, respectively.

The Audit Committee met 13 times during 2003. The current members of the Audit committee are Ms. Rieman, Messrs. Ruding, Smithburg and Tookes. The Audit Committee:

•	Assists the Board in its oversight of (i) the integrity of Corning’s financial statements, (ii) the internal auditors performance, and (iii) Corning’s compliance with legal and regulatory requirements;

•	Meets in executive sessions with the independent auditors, internal auditors and management;

•	Appoints Corning’s independent auditors;

•	Reviews with the independent auditors and the internal auditors the effectiveness of Corning’s internal, financial and disclosure controls;

•	Discusses with management, the independent auditors and the internal auditors the scope of the annual audit;

•	Reviews the quarterly and annual financial statements and other reports provided to shareholders with management and the independent auditors;

•	Oversees the independent auditors’ qualifications, independence and performance; and

•	Determines the appropriateness of and approves the fees for audit and permissible non-audit services to be provided by the independent auditors.

The Compensation Committee met five times during 2003. The current members of the Compensation Committee are Messrs. Brown, Gund, O’Connor and Smithburg. The Compensation Committee:

•	Reviews Corning’s goals and objectives with respect to executive compensation;

•	Evaluates the CEO’s performance in light of Corning’s goals and objectives;

•	Determines and approves compensation for the CEO, other officers and directors of Corning; and

•	Administers Corning’s equity compensation plans and employee benefit and fringe benefit plans and programs.

The Finance Committee met nine times during 2003. The current members of the Finance Committee are Messrs. Flaws, Hennessy, Ruding, Tookes and Weeks. The Finance Committee:

•	Monitors present and future capital requirements of Corning;

•	Oversees Corning’s public offering of securities;

•	Reviews major borrowing commitments;

•	Reviews potentials mergers, acquisitions and divestures;

•	Manages Corning’s exposure to economic risks;

•	Establishes investment objectives and policies; and

•	Reviews and makes recommendations regarding other significant transactions.

The Nominating and Corporate Governance Committee met four times during 2003. The current members of the Nominating and Corporate Governance Committee are Messrs. Brown, Hennessy and O’Connor. The Nominating and Corporate Governance Committee:

•	Identifies individuals qualified to become board members;

•	Determines the criteria for selecting director nominees;

•	Conducts inquiries into the background of director nominees;

•	Recommends to the Board director nominees to be proposed for election at the annual meeting of shareholders;

•	Develops and recommends to the Board corporate governance guidelines;

•	Assists the Board in assessing the independence of Board members;

•	Identifies Board members to be assigned to the various committees;

•	Overseas and assists the Board in the review of its performance as well as that of the Chairman and CEO; and

•	Establishes director retirement policies.

The process for electing director nominees entails making a preliminary assessment of each candidate based upon his/her resume and other biographical information, his/her willingness to serve and other background information. This information is then evaluated against the criteria set forth below, as well as the specific needs of Corning at that time.

Based upon this preliminary assessment, candidates who appear to be the best fit will be invited to participate in a series of interviews. At the conclusion of this process, if it is determined that the candidate will be a good fit, the Nominating and Corporate Governance Committee will recommend the candidate to the Board for election at the next annual meeting. If the director nominee is a current Board member, the Nominating and Corporate Governance Committee also considers prior Corning Board performance and contributions. The Nominating and Corporate Governance Committee uses the same process for evaluating all candidates regardless of the source of the nomination.

The minimum qualifications and attributes that the Nominating and Corporate Governance Committee believes must be possessed by a director nominee include:

•	The ability to apply good business judgment;

•	The ability to exercise his/her duties of loyalty and care;

•	Proven leadership skills;

•	Diversity of experience;

•	High integrity and ethics;

•	The ability to understand complex principles of business and finance;

•	Scientific expertise; and

•	Familiarity with national and international issues affecting businesses.

All of the director nominees are current elected members of the Board of Directors, except for Mr. Sit who was identified by the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has in the past and may in the future engage the assistance of third parties to identify and evaluate potential director nominees, as it deems appropriate.

The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. If you wish to nominate a candidate, please forward the candidate’s name and a detailed description of the candidate’s qualification, a document indicating the candidate’s willingness to serve and evidence of the nominating shareholder’s ownership of Corning’s shares to: Corporate Secretary, Corning Incorporated, One Riverfront Plaza, Corning, New York 14831. A shareholder wishing to nominate a candidate must also comply with the notice requirements described above under the question “How Do I Submit A Shareholder Proposal For, Or Nominate A Director For Election At, Next Year’s Annual Meeting?”

The Pension Committee met six times during 2003. The current members of the Pension Committee are Messrs. Flaws, Gund, Knowles and Volanakis. The Pension Committee:

•	Reviews the funding and investment performance of Corning’s pension plans; and

•	Appoints investment managers, custodians, trustees and other plan fiduciaries for the purpose of implementing the policies of the plans.

The Corporate Relations Committee met four times during 2003. The current members of the Corporate Relations Committee are Messrs. Knowles and Volanakis and Ms. Rieman. The Corporate Relations Committee focuses on the areas of employment policy, public policy and community relations in the context of the business strategy of Corning.

Corporate Governance Matters

Corporate Governance Guidelines

Our business, property and affairs are managed by or, are under the direction of, the Board of Directors pursuant to New

York Business Corporation Law and our by-laws. Members of the Board of Directors are kept informed of Corning’s business through discussions with the Chairman and Chief Executive Officer, the Vice Chairman and Chief Financial Officer, the President and Chief Operating Officer and other key members of management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

The Board has adopted a set of Corporate Governance Guidelines that address the make-up and functioning of the Board. A copy of these guidelines is attached to this proxy statement as Appendix G and can be viewed on our website at www.corning.com/inside_corning/corporate_governance/downloads.aspx.

Directors Independence

The Board of Directors has determined that Messrs. Brown, Gund, Hennessy, Knowles, O’Connor, Ruding, Sit, Smithburg and Tookes and Ms. Rieman are “independent” within the meaning of the rules of the New York Stock Exchange, based on its application of the standards set forth in the Corporate Governance Guidelines. Each member of the Board’s Audit, Compensation and Nominating and Corporate Governance Committees is independent within the meaning of those rules and standards.

Dr. Ruding retired on September 30, 2003 from his executive positions at Citicorp and Citibank, N.A. The Board reviewed Corning’s Director Qualification Standards and all of the facts and circumstances of Dr. Ruding’s relationship with Corning, including that Citicorp services to Corning in 2003 were reduced and consisted primarily of non-advisory services, as well as the fact that for the last three years Citicorp services never approached a percentage that would bar independence under the NYSE Listing Standards. The independent members of the Board of Directors determined that Dr. Ruding has no material relationship with Corning other than as a director and that he is independent for 2004.

Dr. Knowles was formerly Dean of the Faculty of Arts and Sciences of Harvard University during a time when James R. Houghton was a member of the Harvard Corporation, one of the governing bodies of Harvard University that reviews budgets and certain financial matters. Dr. Knowles stepped down as Dean on June 30, 2002, but continues to hold a faculty position at Harvard. The Board reviewed Corning’s Director Qualification Standards and all of the facts and circumstances of Dr. Knowles relationship with Corning, including the passage of time since he was Dean, as well as the fact that the Corning Foundation’s charitable contributions to Harvard in the past three years did not approach amounts that would bar independence under the NYSE Listing Standards. The independent members of the Board of Directors determined that Dr. Knowles has no material relationship with Corning other than as a director and that he is independent for 2004.

Communications with Directors

Shareholders may communicate concerns to any director, committee member or the Board by writing to the following address: Corning Incorporated Board of Directors, Corning Incorporated, One Riverfront Plaza, MP HQ E2 10, Corning, New York 14831 Attention: Corporate Secretary. Please specify to whom your correspondence should be directed. The Corporate Secretary has been instructed by the Board to promptly forward all correspondence to the relevant director, committee member or the full Board, as indicated in the correspondence.

Audit Committee Financial Expert

The Board of Directors has determined that at least one member of the Audit

Committee, Dr. Ruding, is an Audit Committee Financial Expert.

Executive Sessions of Non-Employee Directors

Non-employee Board members meet without management present at each regularly scheduled Board Meeting. The Lead Director, Mr. O’Connor, presides over meetings of the non-employee directors.

Policy Regarding Directors Attendance at Annual Meetings

Corning does not have a policy that requires the attendance of all directors at the Annual Meetings. All of the Board Members attended the 2003 Annual Meeting.

Code of Ethics

Our Board of Directors has adopted the Code of Ethics for the Chief Executive Officer and Financial Executives and the Code of Conduct for Directors and Executive Officers which supplements the Code of Conduct governing all employees and directors that has been in existence for more than ten years. A copy of the Code of Ethics is attached to this proxy statement as Appendix H and is available on our website at www.corning.com/inside_corning/corporate_governance/downloads.aspx. We will disclose any amendments to, or waivers from, the Code of Ethics on our website.

Security Ownership of Certain Beneficial Owners

Paragraphs (a) and (b) below set forth information about the beneficial ownership of Corning’s Common Stock as of December 31, 2003. Unless otherwise indicated, the persons named have sole voting and investment power with respect to the shares listed.

(a)	To the knowledge of management, the following owned more than 5% of Corning’s outstanding shares of Common Stock:

Name and Address of Beneficial Owner	Shares Owned and Nature Of Beneficial Ownership		Percent of Class

AXA 25, avenue Matignon 75008 Paris, France	76,895,521	(1)	5.7%

Wellington Management Company, LLP 75 State Street Boston, MA 02109	70,216,597	(2)	5.2%

(1)	76,632,108 of these shares are owned by Alliance Capital Management L.P., 243,270 of these shares are owned by Equitable Life Assurance Society of the United States, 10,900 of these shares are owned by AXA Rosenberg Investment Management LLC and 9,243 of these shares are owned by AXA Investment Managers Den Haag which are subsidiaries of AXA. Alliance Capital Management L.P. has sole investment power with respect to 76,623,033 of such shares, sole voting power with respect to 32,312,096 of such shares, shared investment power with respect to 9,075 of such shares and shared voting power with respect to 20,366,104 of such shares. Equitable Life Assurance Society of the United States has sole investment power with respect to 243,270 of such shares and sole voting power with respect to 211,770 of such shares. AXA Rosenberg Investment Management LLC has sole voting power with respect to 8,900 of such shares and shared investment power with respect to 10,900 of such shares. AXA Investment Managers Den Haag has sole voting power with respect to 9,243 of such shares and sole investment power with respect to 9,243 of such shares.

(2)	Wellington Management Company LLP has shared investment power with respect to 70,216,597 of such shares and shared voting power with respect to 48,390,670 of such shares.

(b)	The number of shares of Corning Common Stock owned by the directors and nominees for directors, by the chief executive officer and the four other most highly compensated executive officers (the “named executive officers”) and by all directors and executive officers as a group, as of December 31, 2003, is as follows:

Name	Shares Owned and Nature of Beneficial Ownership(1)(2)(3)		Percent of Class(7)

Directors

John S. Brown	98,298	(4)	—

Gordon Gund	3,078,011	(4)	—

John M. Hennessy	226,876	(4)	—

Jeremy R. Knowles	15,101		—

James J. O’Connor	101,117	(4)	—

Deborah D. Rieman	57,101		—

H. Onno Ruding	68,991	(4)	—

Eugene Sit	0		—

William D. Smithburg	102,298	(4)	—

Hansel E. Tookes II	50,901	(4)	—

Named Executive Officers

(*also serve as directors)

James R. Houghton*	2,328,130	(5)	—

James B. Flaws*	2,654,765		—

Dr. Joseph A. Miller	493,370		—

Peter F. Volanakis*	2,895,486		—

Wendell P. Weeks*	5,031,693		—

All Directors and Executive Officers as a Group	27,621,335	(6)	2%

(1) Includes shares of Common Stock, subject to forfeiture and restrictions on transfer, granted under Corning’s Incentive Stock Plans as well as options to purchase shares of Common Stock exercisable within 60 days under Corning’s Stock Option Plans. Messrs. Brown, Gund, Hennessy, Knowles, O’Connor, Ruding, Smithburg, Tookes, Houghton, Flaws, Miller, Volanakis and Weeks and Ms. Rieman have the right to purchase 31,243; 31,243; 31,243; 5,833; 31,703; 29,133; 31,243; 26,883; 1,161,167; 2,427,842; 424,164; 2,570,386; 4,666,404 and 29,133 shares, respectively, pursuant to such options. All directors and executive officers as a group hold options to purchase 20,448,350 such shares.

(2) Includes shares of Common Stock, subject to forfeiture and restrictions on transfer, issued under Corning’s Restricted Stock Plans for Non-Employee Directors.

(3) Includes shares of Common Stock held by J. P. Morgan Chase & Co. as the trustee of Corning’s Investment Plans for the benefit of the members of the group, who may instruct the trustee as to the voting of such shares. If no instructions are received, the trustee votes the shares in the same proportion as it votes the shares for which instructions were received. The power to dispose of shares of Common Stock is also restricted by the provisions of the Plans. The trustee holds for the benefit of Messrs. Houghton, Flaws, Miller, Volanakis and Weeks, and all directors and executive officers as a group the equivalent of 625; 22,547; 2,097; 5,199; 9,024 and 176,442 shares of Common Stock, respectively. It also holds for the benefit of all employees who participate in the Plans the equivalent of 41,858,823 shares of Common Stock (being 3.10% of the Class).

(4) Messrs. Brown, Gund, Hennessy, O’Connor, Ruding, Smithburg and Tookes have credited to their accounts the equivalent of 34,520; 65,565; 71,402; 63,198; 19,011; 90,548 and 29,560 shares, respectively, of Common Stock in phantom form under Corning’s Deferred Compensation Plan for Directors. Deferred fees will be paid solely in cash at or following termination of service as a director.

(5) Includes 496,891 shares held in trusts by Market Street Trust Company as a co-trustee for the benefit of Mr. Houghton, as income beneficiary. Does not include 7,819,030 shares held in trusts by Market Street Trust Company, as to which Mr. Houghton disclaims beneficial ownership. Market Street Trust Company is a limited purpose trust company controlled by the Houghton family, the directors of which include James R. Houghton and other Houghton family members.

(6) Does not include 754,263 shares owned by the spouses and minor children of certain executive officers and directors as to which such officers and directors disclaim beneficial ownership.

(7) Unless otherwise indicated, does not exceed 1% of the Class of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Corning’s directors and certain of its officers to file reports of their ownership of Corning Common Stock and of changes in such ownership with the SEC and the New York Stock Exchange. Regulations also require Corning to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis.

To Corning’s knowledge, based solely on its review of the copies of such reports furnished to Corning and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were met.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

The Compensation Committee of the Board of Directors, composed entirely of non-employee directors, is responsible to the Board of Directors, and indirectly to our shareholders, for executive compensation at Corning. The Compensation Committee reviews and recommends executive compensation levels and cash and equity incentives for executive officers and reports such recommendations to the Board for its consideration and action. The following is the Compensation Committee’s report for 2003.

Compensation Philosophy

The Compensation Committee believes that executive compensation should be based on objective measures of performance at the individual, corporate and applicable business unit levels, should be driven primarily by the long-term interests of Corning and its shareholders and should be directly linked to corporate performance.

The Compensation Committee further believes that motivational and competitive compensation offerings (within the many businesses that Corning operates) are a critical element of Corning’s success in attracting, developing and retaining its key executive, managerial and technical talent.

Compensation Strategy

The Compensation Committee’s basic strategic compensation principles are as follows:

•	Compensation Should Relate to Performance—Executive compensation will reward performance and contribution to shareholder value and be competitive with pay for positions of similar responsibility at other companies of comparable complexity and size, or comparable companies within the various industries in which Corning competes.

•	Incentive Compensation Should Be a Greater Part of Total Compensation For More Senior Positions—As employees assume greater responsibilities and have the opportunity to create more shareholder value, an increasing share of their total compensation package will be derived from variable incentive compensation (both of a long and short-term nature) generated by achievement of objectives producing long-term improvement in corporate performance.

•	Employee Interests Should Be Aligned with Shareholders—Stock option grants will be used to align the long-term interests of employees with those of shareholders.

•	Corning Employees Should Own Stock—Stock ownership fosters commitment to long-term shareholder value. Employees are encouraged to become shareholders through the design of Corning’s financial-based employee benefit programs, long-term equity plans and in communications which stress the importance of ownership to long-term value creation.

The executive compensation program consists of three elements: base salary; annual cash incentives; and long-term incentives, including restricted stock and stock options. Our goal is to provide above-market compensation opportunities tied to achievement of high standards and above-market goals for growth and performance.

The Compensation Committee tests annually each element of the compensation program and total compensation opportunities against market surveys provided by several independent compensation consultants. These surveys currently include companies engaged in a variety of manufacturing and service industries that are competitive with the various businesses that Corning operates. These companies are different from the companies that comprise the indices shown on the stock performance graph of this proxy statement because Corning competes with a wide spectrum of companies across many businesses for key talent.

The Year in Review

The year 2003 was a dramatic year of turnaround after two disappointing years that severely impacted the financial performance of Corning. Overall performance in 2003 was very strong compared to the stretch goals established by the Compensation Committee. Under those goals, no cash bonuses would be paid to the named executive officers unless Corning returned to profitability for the full year (excluding special items such as equity earnings from Dow Corning Corporation, the impact of the Pittsburgh Corning Corporation litigation settlement, gains from debt buybacks and one-time restructuring charges).

Compensation Program

The annual cash compensation of the named executive officers is shown in the “Salary” and “Bonus” columns of the Summary Compensation Table on page 24. In general, the Compensation Committee’s recommendations to adjust salary levels and bonus targets is based on an individual’s responsibilities, overall corporate performance, external comparative compensation information and performance against established financial goals, such as return on equity, net income and earnings per share. Annual variable incentives are paid in cash through the Variable Compensation Plan through which the Compensation Committee sets minimum target and maximum awards based on position level. Awards are earned based on achievement of annual predetermined net earnings goals set by the Compensation Committee.

Following two consecutive years of zero awards earned based on corporate performance, actual performance under Corning’s Variable Compensation Plans in 2003 exceeded the target financial goals established by the Compensation Committee. A portion (approximately 28%) of the total bonus reported in the Bonus column of the Summary Compensation Table for each named executive officer was awarded in the form of a restricted stock grant that will vest one year from the date of grant (on February 4, 2005). The balance of each award was made in cash.

Corning redesigned its long-term incentive plans for 2004 to utilize grants of stock options (the primary long-term incentive tool in 2001, 2002 and 2003) and grants of performance shares (grants of restricted stock tied to 2004 financial performance) for motivating and rewarding long-term performance. Prior to their reintroduction in 2004, performance shares were last used by Corning in its 1998 plan. Cash was utilized in the design of the plan for 1999 and 2000 (although no cash awards were ever earned under those plans based on actual performance in 2001 and 2002).

Compensation Deductibility

As a matter of practice, the Compensation Committee intends to set performance-based goals annually under the Variable Compensation Plans and to deduct compensation paid under those Plans and gains realized from stock options to the extent consistent with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended. However, if complying with Section 162(m) conflicts with what the Compensation Committee believes to be the best interests of Corning and its shareholders, we may conclude that paying non-deductible compensation is more consistent with the shareholder’s best interests.

CEO Compensation Actions—2003

Compensation actions for James R. Houghton, Chairman and Chief Executive Officer are described below.

Base Salary.    Mr. Houghton’s annual base salary for 2003 remained unchanged at $950,000 per annum (the same rate established when he was named Chairman and Chief Executive Officer on May 1, 2002). This full year salary is indicated in the Salary column of the Summary Compensation Table on page 24. This compares to his prorated base salary of $633,333 (calculated for only eight months of the year commencing May 1, 2002) indicated for 2002.

Annual Incentives.    Mr. Houghton’s bonus for 2003 was composed of three parts:

•	First, Mr. Houghton received 170% of his 2003 base salary under the 2003 Variable Compensation Plan. This award was based on Corning’s exceeding the net profit after tax equivalent of the target opportunity the Compensation Committee established in February 2003.

•	Second, Mr. Houghton received a one-time grant of restricted stock equal to 70% of his 2003 base salary under a special provision of the 2003 Variable Compensation Plan. This award was contingent on Corning’s return to profitability in 2003 and was based on its success in exceeding the net profit after tax equivalent of the target opportunity the Compensation Committee established in February 2003.

•	Third, Mr. Houghton received 6.11% (2003 minimum = 0%; maximum = 10%) of his base salary under the Corning’s GoalSharing Plan, a variable compensation plan available to almost all employees.

Long-Term Incentives.    Mr. Houghton received the following stock option grants in fiscal year 2003 under the terms of the long-term incentive plan. These particular grants were previously described in last year’s Report of the Compensation Committee and are repeated here for reference only due to the fact that a portion of the total grant occurred in fiscal year 2003.

•	450,000 stock options were awarded on January 3, 2003 at an exercise price of $3.80 per share, and

•	450,000 stock options were awarded on February 3, 2003 at an exercise price of $4.15 per share.

For the 2004 performance year, Mr. Houghton was awarded a total of 420,000 nonqualified stock options and 136,000 performance shares (target award of restricted stock).

•	210,000 stock options were awarded on December 3, 2003 at an exercise price of $11.21 per share, and

•	105,000 stock options were awarded on January 2, 2004 at an exercise price of $10.40 per share, and

•	105,000 stock options were awarded on February 2, 2004 at an exercise price of $12.79 per share.

Corporate financial targets for the performance shares were established at the February 2004 Board meeting. Under the plan, Mr. Houghton may earn from 0% to 150% of the target award (136,000 shares) of restricted stock based on actual achievement against the financial goals established. Any shares actually earned will be further subject to transfer and forfeiture restrictions until all such shares are generally released in February 2007.

All of the stock option grants actually made during the calendar year 2003 (including 2/3 of the total stock options awarded under the 2003 plan and 1/2 of the total stock options awarded under the 2004 plan) are more fully described in the table “Option/SAR Grants in Last Fiscal Year” on page 25. All options actually granted in calendar year 2004 will appear in next year’s proxy statement.

Stock options exercised by Mr. Houghton in 2003 were originally granted in 1993 and were scheduled to expire if they were not exercised.

Conclusion

The Compensation Committee believes that the quality of executive leadership significantly affects long-term performance and that it is in the best interest of the shareholders to fairly compensate executive leadership for achievements that meet or exceed the high standards set by the Compensation Committee, so long as there is corresponding risk when performance falls short of such standards.

As part of its recovery plan, Corning focused on four broad operating priorities:

•	Protect Financial Health;

•	Restore Profitability;

•	Invest in the Future; and

•	Live the Values.

Corning achieved broad success in all of these areas as it:

•	Returned to profitability, excluding special items. This improvement represents one of the most significant turnarounds in Corning’s history;

•	Ended the year with $1.3 billion in cash and short-term investments;

•	Reduced debt by $1.4 billion and reduced its Debt-to-Capital Ratio from 46.7% to 33.8% during the year;

•	Invested in a robust set of growth opportunities; and

•	Stayed true to its values.

While actual performance fell short of the standards set by the Compensation Committee in both 2001 and 2002 (resulting in zero bonuses each year), Corning’s return to profitability in 2003 exceeded the Compensation Committee’s high performance targets for the year resulting in bonus awards significantly above target for 2003.

The Compensation Committee:

James J. O’Connor, Chairman

John Seely Brown

Gordon Gund

William D. Smithburg

Performance Graph

The following graph illustrates the cumulative total shareholder return over the last five years of Corning’s Common Stock, the S&P 500 and the S&P Communications Equipment Companies (in which Corning is currently included). Corning changed its line of business index in fiscal 2001 to more accurately reflect the change in Corning’s business focus. The graph includes the capital weighted performance results of those companies in the communications equipment companies classification that are also included in the S&P 500.

Comparison of Five-Year Cumulative Total Return

Among Corning Incorporated

S&P 500 and S&P Communications Equipment

(Fiscal Years Ending December 31)

Executive Compensation

The following tables and charts show for the last three years the compensation paid by Corning to its chief executive officer and the four other most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000.

Summary Compensation Table

							Long Term Compensation
Annual Compensation							Awards			Payouts	All Other Compen- sation(4)
Name and Principal Position	Year	Salary		Bonus (9)		Other Annual Compen- sation(1)	Restricted Stock Awards(2)		Securities Underlying Options(3)	Incentive Plan Payouts
James R. Houghton,	2003	$950,000		$2,338,045		$51,879	$—		1,110,000	$—	$14,250
Chief Executive Officer And Chairman	2002 2001	633,333 —	(5)	— —		$23,883 —	— —		1,650,000 —	— —	22,167 —

James B. Flaws, Vice Chairman And Chief Financial Officer	2003 2002 2001	675,000 525,000 450,000		1,337,243 — —		45,071 50,107 48,405	— — —		571,667 596,614 952,746	— — —	24,806 32,419 53,877

Dr. Joseph A. Miller, Executive Vice President and Chief Technology Officer	2003 2002 2001	500,000 466,667 200,000	(6)	930,550 — 155,000	(7)	52,492 48,818 —	— — 238,050		395,667 320,833 210,000	— — —	3,000 8,000 2,800

Peter F. Volanakis, President, Corning Technologies	2003 2002 2001	600,000 566,667 500,000		1,188,660 — —		42,082 27,011 41,530	— — —		605,000 675,000 1,058,248	— — —	14,550 5,969 31,112

Wendell P. Weeks, President And Chief Operating Officer	2003 2002 2001	750,000 633,333 575,000		1,575,825 — —		72,290 70,347 52,989	— — 10,068,000	(8)	713,667 719,583 1,758,500	— — —	18,187 23,275 23,658

(1)	Includes tax gross-up payments.

(2)	Values for Restricted Stock Awards indicated in the Summary Compensation Table are based on historical Corning stock prices in effect on the grant dates that are significantly greater than the current value of such shares. The historical grant values indicated in the Table are not reflective of the actual value realized or current value of such shares.

(3)	The 2000 Employee Equity Participation Program, approved in November 2000, provided that if options were exercised using already owned Corning Common Stock, the opportunity for registration of future market price fluctuations would be restored through an automatic grant of options equal to the number of shares tendered and at the same current market price as was recognized for purposes of exercising such options. No such “reload” options were granted during 2003 (although some reload options were issued in prior years).

(4)	Each salaried employee of Corning who participates in Corning’s Investment Plan receives matching contributions to their account based on their level of contribution and/or service. The named executive officers received the following amounts contributed by Corning to the Investment Plan, the Supplemental Investment Plan (a non-qualified investment plan maintained by Corning to provide salaried employees the benefits which would have been available to them pursuant to the terms of Corning’s Investment Plan but for limitations on contributions to tax-qualified plans imposed pursuant to the Internal Revenue Code of 1986, as amended), and the Management Deferral Plan (if applicable): $14,250 for Mr. Houghton, $24,806 for Mr. Flaws, $3,000 for Mr. Miller, $14,550 for Mr. Volanakis and $18,187 for Mr. Weeks.

(5)	Represents the prorated portion of eight months based on an annual salary of $950,000.

(6)	Represents the prorated portion of six months based on an annual salary of $400,000.

(7)	Sign-on bonuses upon joining Corning in 2001. No bonuses were earned under the performance-based Variable Compensation Plans.

(8)	The value of shares granted to Mr. Weeks in 2001 are shown at the historical grant value of $50.34.

(9)	A portion of the bonus amounts indicated for 2003 were awarded in the form of restricted stock (instead of cash). These amounts were $665,000 for Mr. Houghton, $378,000, for Mr. Flaws, $262,500 for Mr. Miller, $336,000 for Mr. Volanakis and $446,250 for Mr. Weeks.

Option/SAR Grants in Last Fiscal Year (1)

	Individual Grants				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date	Gain at 0%	Gain at 5%	Gain at 10%
James R. Houghton	450,000 450,000 210,000	1.12% 1.12% 0.52%	$3.80 4.15 11.21	01/02/13 02/02/13 12/02/13	$0 0 0	$1,075,410 1,174,461 1,480,481	$2,725,300 2,976,314 3,751,829

James B. Flaws	233,333 233,334 105,000	0.58% 0.58% 0.26%	$3.80 4.15 11.21	01/02/13 02/02/13 12/02/13	$0 0 0	$244,969 267,533 740,240	$541,318 591,179 1,875,915

Joseph A. Miller	158,333 158,334 79,000	0.39% 0.39% 0.20%	$3.80 4.15 11.21	01/02/13 02/02/13 12/02/13	$0 0 0	$378,384 413,238 556,943	$958,900 1,047,226 1,411,402

Peter F. Volanakis	250,000 250,000 105,000	0.62% 0.62% 0.26%	$3.80 4.15 11.21	01/02/13 02/02/13 12/02/13	$0 0 0	$262,467 286,642 740,240	$579,985 633,404 1,875,915

Wendell P. Weeks	283,333 283,334 147,000	0.70% 0.70% 0.36%	$3.80 4.15 11.21	01/02/13 02/02/13 12/02/13	$0 0 0	$297,463 324,862 1,036,337	$657,315 717,860 2,626,280

All Shareholders as a group	1,343,371,244	N/A	N/A	N/A	$0	$4,942,307,899	$12,524,778,579

All Optionees as a group(3)	40,344,121	100.0%	$5.85	Various	$0	$148,427,375	$376,144,111

Optionee Gain As % Of All Shareholders Gain						3%	3%

(1)	No SARs were granted.

(2)	The dollar amounts set forth under these columns are the result of calculations at 0%, 5% and at 10% rates established by the SEC and therefore are not intended to forecast future appreciation of Corning’s stock price. Corning did not use any alternative formula for grant date valuation as it is unaware of any formula which would determine with reasonable accuracy a present value based upon future unknown factors.

(3)	The exercise price is a weighted average of option prices relating to grants of options, made on various occasions in 2003. No gain to the optionees is possible without an appreciation in the stock price, an event which will also benefit all shareholders. If the stock price does not appreciate, the optionees will realize no benefit. The 2000 Employee Equity Participation Program provides that if options are exercised using already owned Corning Common Stock, the opportunity for recognition of future market price fluctuations would be restored through an automatic grant of options equal to the number of shares tendered and at the same current market price as was recognized for purposes of exercising such options. Included in this total are such “reload” options granted to employees during 2003, if any.

Aggregated Option/SAR Exercises in Last Fiscal

Year and Fiscal Year-End Option/SAR Values (1)

Name	Shares Acquired on Exercise		Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End
				Exercisable	Unexercisable	Exercisable	Unexercisable
James R. Houghton	125,784	(2)	$479,237	856,167	2,222,250	$2,974,454	$10,678,100
James B. Flaws	0		0	4,419,183	1,794,223	1,570,724	5,387,805
Joseph A. Miller	0		0	2,222,288	1,337,224	1,331,852	4,454,724
Peter F. Volanakis	0		0	2,345,387	1,463,334	1,359,265	4,815,915
Wendell P. Weeks	0		0	300,277	626,223	660,568	2,882,024

(1)	There are no SARs outstanding.

(2)	Stock options exercised by Mr. Houghton in 2003 were originally granted in 1993 and were scheduled to expire if they were not exercised.

Pension Plan

Corning maintains a defined benefit Pension Plan under which it pays benefits based upon career average earnings (regular salary and cash awards such as those paid under its Variable Compensation Plans) and years of credited service. Employees are required to contribute 2% of compensation in excess of the Social Security Wage Base up to the compensation limits imposed by the Internal Revenue Code of 1986, as amended. Salaried and non-union hourly employees may contribute, under the career average formula of the Plan, an additional 2% of earnings up to and including the Social Security Wage Base to increase pension benefits.

Corning amended its pension plan effective July 1, 2000, to include a cash balance component. All salaried and non- union hourly employees were given the choice of continuing to accrue future benefits under the career average earnings formula or, if the cash balance plan was elected, the cash balance formula. All salaried and non-union hourly employees hired on or after July 1, 2000, only participate in the cash balance component.

Benefits accrued under the cash balance component are expressed in the form of a hypothetical account balance. Each month a participant’s cash balance account is increased by (1) pay credits based on the participant’s eligible pay for that month, and (2) interest credits based on the participant’s account balance as of the end of the prior month. Pay credits accrue at a rate between 3% and 8% based on each participant’s age and service. Pension benefits under the cash balance component may be distributed as a lump sum or as an annuity.

Corning’s contributions to the Plan are determined by the Plan’s actuaries and are not determined on an individual basis. The amount of benefits payable under the Plan and attributable to Corning’s contributions is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended.

Corning maintains non-qualified supplemental pension plans pursuant to which it will pay amounts approximately equal to the difference between the benefits provided under the Pension Plan and benefits which would have been paid thereunder but for the limitations of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended. Certain employees, including the named executive officers, participate in the Executive Supplemental Pension Plan which pays benefits based upon final average compensation (the highest five consecutive calendar years in the 10 calendar years immediately preceding retirement) and years of credited service. Certain of the benefits payable under the Executive Supplemental Pension Plan are presently funded and vested on an individual basis.

The table below sets forth the estimated annual amounts payable under the Pension Plan and the Executive Supplemental Pension Plan assuming retirement during 2004 of participants who have met eligibility requirements for unreduced benefits. These amounts are based upon the straight life annuity option and are not subject to reduction for Social Security benefits or other payments or offsets. Additional benefits may be payable to persons who contribute voluntarily to the Pension Plan. The Plan’s normal retirement age is 65 with 5 years of vesting service.

Years of Service

Final Average Pay	15	20	25	30	35	40

$ 500,000	$109,100	$145,500	$181,900	$218,300	$254,600	$292,100

600,000	131,600	175,500	219,400	263,300	307,100	352,100

700,000	154,100	205,500	256,900	308,300	359,600	412,100

800,000	176,600	235,500	294,400	353,300	412,100	472,100

900,000	199,100	265,500	331,900	398,300	464,600	532,100

1,000,000	221,600	295,500	369,400	443,300	517,100	592,100

1,100,000	244,100	325,500	406,900	488,300	569,600	652,100

1,200,000	266,600	355,500	444,400	533,300	622,100	712,100

1,300,000	289,100	385,500	481,900	578,300	674,600	772,100

1,400,000	311,600	415,500	519,400	623,300	727,100	832,100

1,500,000	334,100	445,500	556,900	668,300	779,600	892,100

1,600,000	356,600	475,500	594,400	713,300	832,100	952,100

1,700,000	379,100	505,500	631,900	758,300	884,600	1,012,100

1,800,000	401,600	535,500	669,400	803,300	937,100	1,072,100

1,900,000	424,100	565,500	706,900	848,300	989,600	1,132,100

2,000,000	446,600	595,500	744,400	893,300	1,042,100	1,192,100

2,100,000	469,100	625,500	781,900	938,300	1,094,600	1,252,100

2,200,000	491,600	655,500	819,400	983,300	1,147,100	1,312,100

2,300,000	514,100	685,500	856,900	1,028,300	1,199,600	1,372,100

2,400,000	536,600	715,500	894,400	1,073,300	1,252,100	1,432,100

2,500,000	559,100	745,500	931,900	1,118,300	1,304,600	1,492,100

The compensation covered by the Pension Plan and the Executive Supplemental Pension Plan for the named executive officers is the salary and cash bonus set forth in the Summary Compensation Table on page 24. The bonus is included as compensation in the calendar year paid. Messrs. Houghton, Flaws, Miller, Volanakis and Weeks have 36, 31, 3, 22, and 21 years of credited service, respectively.

Arrangements with Named Executive Officers

Severance Arrangements

Under an existing severance policy Corning may provide to certain employees in certain events compensation in amounts up to eight weeks (for employees with less than four years of service) and fifty-two weeks (for employees with twenty or more years of service). In addition, Corning will provide to certain of its officers and senior employees, including the named executive officers, in certain events up to three years of cash compensation in light of the length of time anticipated in securing comparable employment. These events include a constructive termination of employment as a result of a substantial change in the employee’s responsibilities, compensation levels and similar matters following a change in Corning’s ownership and management.

Equity Compensation Plan Information

The following table shows the total number of outstanding options and shares available for other future issuances of options under all of our existing equity compensation plans, including our 2000 Employee Equity Participation Program, as amended, and our 2003 Equity Plan for Non-Employee Directors as of December 31, 2003.

	A	B	C
Plan Category	Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column A)
Equity Compensation Plans Approved by Security Holders	137,473,362	$16.25	77,425,991	(1)(2)
Equity Compensation Plans Not Approved by Security Holders	0	0	0

Total	137,473,362	$16.25	77,425,991

(1)	Includes 27,640,620 shares available for issuance under the 2000 Employee Equity Participation Program at December 31, 2003, plus an additional 3.5% of year-end shares outstanding (calculated to be 49,035,370 shares) added to the 2000 Employee Equity Participation Program as of January 1, 2004. No further shares will be added to the 2000 Employee Equity Participation Program as of January 1, 2005. Shares may be issued in the form of restricted stock as well as options although the overall number of restricted stock is further limited to 20 million shares in total under the terms of the 2000 Employee Equity Participation Program.

(2)	Includes 20,085,610 of securities remaining available under the 2002 Worldwide Employee Share Purchase Plan.

Report of Audit Committee of the Board of Directors

Report of Audit Committee of the Board of Directors

The Audit Committee operates under a written charter adopted by the Board of Directors. In February 2004, the Audit Committee re-examined and revised the charter, a copy of which is attached to this proxy statement as Appendix A. The directors who serve on the Audit Committee have no financial or personal ties to Corning (other than director compensation and equity ownership as described in this proxy statement) and are all “financially literate” and “independent” for purposes of the New York Stock Exchange listing standards. That is, independent members of the Board of Directors determined that none of the Audit Committee members has a material relationship with Corning other than as a director.

The Audit Committee’s responsibility is one of oversight. Among its functions, the Audit Committee reviews Corning’s financial reporting process, including its systems of internal controls on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The independent auditors are responsible for expressing an opinion on the conformity of Corning’s audited financial statements to generally accepted accounting principles.

The Audit Committee met with management periodically during the year to consider the adequacy of Corning’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with Corning’s independent auditors and with the appropriate financial personnel and internal auditors. The Audit Committee also discussed with Corning’s senior management and independent auditors the process used for certifications by Corning’s chief executive officer and chief financial officer which is required by the SEC for certain of Corning’s filings with the SEC. The Audit Committee met privately with both the independent auditors and the internal auditors, each of whom has unrestricted access to the Audit Committee.

The Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from Corning and its management. The Audit Committee has considered whether the provision of permitted non-audit services by the independent auditor to Corning is compatible with the auditor’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors and the Board of Directors approved that the audited financial statements be included in Corning’s Annual Report on Form 10-K for the year ended December 31, 2003.

The Audit Committee:

William D. Smithburg, Chairman

Deborah D. Rieman

H. Onno Ruding

Hansel E. Tookes, II

Independent Auditors

Fees Paid to Independent Auditors

The following table summarizes fees billed to Corning by PricewaterhouseCoopers LLP for professional services rendered as of and for the years ended December 31, 2002 and 2003:

	2002	2003
Audit Fees	$3,973,000	$4,642,000
Audit Related Fees	864,000	760,000
Tax Fees	2,284,000	1,997,000
All Other Fees	0	10,000

Total Fees	$7,121,000	$7,409,000

Audit fees.    These fees comprise professional services rendered in connection with the audit of Corning’s consolidated financial statements and the review of Corning’s quarterly consolidated financial statements on Form 10-Q’s that are customary under auditing standards generally accepted in the United States. Audit fees also include statutory audits of Corning’s foreign jurisdiction subsidiaries and consents for other SEC filings.

Audit-related fees.    These fees comprise professional services rendered in connection with audits of employee benefit plans, SEC registration statements and carve out audits supporting divestitures.

Tax Fees.    These fees comprise tax compliance and preparation (including statutory tax assistance for international entities), expatriate tax return compliance, and other tax compliance projects. Less than 5% of these fees comprise consulting fees, all of which relate to international entities. Corning’s intent is to minimize consulting services in this category.

All other fees.    These fees comprise all other services other than those reported above and consist entirely of fees paid for a benchmarking survey. Corning’s intent is to minimize services in this category.

Policy Regarding Audit Committee Pre-Approval of Audit and Permitted Non-audit Services of Independent Auditors

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by Corning’s independent auditor. The full Audit Committee approves annually projected services and fee estimates for these services and establishes budgets for major categories of services. The Audit Committee Chairman has been designated by the Audit Committee to approve any services arising during the year that were not pre-approved by the Audit Committee and services that were pre-approved but for which the associated fees will materially exceed the budget established for the type of service at issue. Services approved by the Chairman are communicated to the full Audit Committee at its next regular meeting. For each proposed service, the independent auditor is required to provide back-up documentation detailing said service. The Audit Committee will regularly review summary reports detailing all services being provided to Corning by its independent auditor. During 2003, all services performed by the independent auditor were pre-approved.

PROPOSAL 2—Ratification of Appointment of Independent Auditors

The Audit Committee is responsible for selecting Corning’s independent auditors. At the meeting of the Audit Committee of the Board of Directors held on February 4, 2004, the Audit Committee appointed PricewaterhouseCoopers LLP as the independent auditors for the 2004 fiscal year. Although shareholder approval for this appointment is not required, the Board is submitting the selection of PricewaterhouseCoopers LLP for ratification to obtain the views of shareholders. If the appointment is not ratified, the Board will reconsider its future selection.

In making the appointment of PricewaterhouseCoopers LLP as Corning’s independent auditors for the fiscal year beginning 2004, the Audit Committee considered whether PricewaterhouseCoopers LLP’s provision of services other than audit services is compatible with maintaining independence as our independent auditors.

Corning expects representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting and available to respond to questions which may be raised there. These representatives may comment on the financial statements if they so desire.

The Board of Directors recommends a vote FOR ratification of its appointment of PricewaterhouseCoopers LLP as the independent auditors for the fiscal year ending December 31, 2004.

PROPOSAL 3—Shareholder Proposal

Amalgamated Bank LongView Collective Investment Fund, the owner of 554,603 shares of Corning common stock, proposes the following:

“RESOLVED:    The shareholders of Corning Incorporated urge the Board of Directors to seek shareholder approval for future severance agreements with senior executives that provide benefits in an amount exceeding 2.99 times the sum of the executive’s base salary plus bonus. “Future severance agreements” include employment agreements containing severance provisions; retirement agreements; change in control agreements; and agreements renewing, modifying or extending existing such agreements. “Benefits” include lump-sum cash payments (including payments in lieu of medical and other benefits) and the estimated present value of periodic retirement payments, fringe benefits and consulting fees (including reimbursable expenses) to be paid to the executive.

SUPPORTING STATEMENT:     Corning has entered into a series of severance agreements, commonly known as “golden parachutes,” that provide cash compensation to its most senior executives if there is a constructive termination of employment as a result of a substantial change in the employee’s responsibilities, compensation levels and similar matters following a change in Corning’s ownership and management, or other “triggering events” as set out in the agreements.

Even without a change in control, covered executives are entitled to receive other benefits, including a lump sum payment of annual bonuses to which they would have been entitled during the two or three year severance payment period; payment of long-term incentive awards earned but not paid; immediate vesting and lapse of all restrictions on restricted stock: the right for three years to exercise outstanding stock options; and continuing coverage under the company’s benefit plans for the applicable two or three year period.

Corning recently paid departing Chief Executive Officer John W. Loose over $10 million in cash plus other benefits,

including the purchase of his principal residence at appraised value. The value of this package is well over three times the sum of his base pay plus bonus in any of the last few years of his employment.

Severance agreements may be appropriate in some circumstances. Nonetheless, we believe that the potential cost of such agreements entitles shareholders to be heard when a company contemplates paying out at least three times the amount of an executive’s salary and bonus.

A shareholder approval requirement may induce restraint when parties negotiate such agreements. Moreover, if a change in control situation does occur, the reason may be that executives have not managed the company in ways that maximize shareholder value, a factor that argues against overly generous severance pay-or at least in favor of shareholders having a say on compensation.

As it may not always be practical to obtain prior, shareholder approval, Corning should have the option, in implementing this proposal, to seek approval after the material terms of the agreement are reached. Institutional investors such as the California Public Employees Retirement System recommend shareholder approval of these types of agreements in its proxy voting guidelines. The Council of Institutional Investors favors shareholder approval if the amount payable exceeds 200% of the senior executives’ annual base salary.

We urge shareholders to vote FOR this proposal.”

BOARD OF DIRECTORS STATEMENT IN OPPOSITION:

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

Severance Agreements Designed To Retain/Attract Executives

The Board believes that this proposal could hinder Corning’s ability to attract and retain highly qualified senior executives needed to enhance Corning’s business.

Corning has unique advantages as a global, high technology company, with its headquarters and principal technology center located in the small community of Corning, New York. Many of its manufacturing operations are also located in similar smaller communities. While these communities offer many advantages, the locations may restrict the ability of executives to find comparable employment in the area.

Corning needs flexibility to tailor competitive employment packages to attract executive talent to its upstate New York headquarters and for assignments to its facilities around the globe. We believe protections for talented senior executives allow them to focus on Corning’s business without regard to personal impact of a change or business restructuring. The adoption of this proposal may place Corning at a competitive disadvantage in attracting or retaining key personnel in the locations where Corning operates.

Despite operating in industries that have experienced volatility in recent years, Corning has enjoyed a high retention rate for its executive officers. Severance agreements designed to attract and retain executives have played a part in that successful retention rate. The number and types of agreements that Corning has with its executives are consistent with industry practices and have been reviewed for reasonableness by a Committee of independent directors. In the case of change of control, Corning’s severance agreements provide payments only if the executive is terminated without cause or suffers a diminution of responsibilities, authority or compensation.

All Severance Agreements Approved By Board Compensation Committee

Executive compensation matters at Corning are overseen by the Board through the Compensation Committee, consisting exclusively of independent outside directors who make decisions they believe are in the best interests of Corning. If the Compensation Committee decides a change in control or employment agreement is in the best interests of Corning and its shareholders, we believe Corning needs the flexibility to make an employment offer and enter into the agreement without delay. A shareholder approval requirement would substantially undermine that flexibility.

Timing Of Obtaining Shareholder Approval Not Practical

Adoption of the proposal could require Corning either to incur significant time and expense to convene a special shareholders’ meeting, or to delay finalizing the agreement until after approval at the next annual shareholders’ meeting. The Board believes that Corning would be placed at a competitive disadvantage in attracting or retaining qualified executives who do not want the uncertainty that would be created by a shareholder approval provision.

The Board of Directors recommends a vote AGAINST adoption of this shareholder proposal. Proxies solicited by the Board will be voted against the proposal unless instructed otherwise.

Other Matters

Certain Business Relationships

Corning has for more than 10 years used Nixon Peabody LLP as one of its principal outside law firms. William D. Eggers, Senior Vice President and General Counsel of Corning, was a partner at Nixon Peabody LLP before joining Corning in November 1997. In March 2001, Mr. Eggers married Jill K. Schultz, one of more than 250 partners at Nixon Peabody LLP. Corning continues to use Nixon Peabody LLP for a variety of legal services, with the financial aspects of the relationship controlled by Katherine A. Asbeck, Senior Vice President and Controller of Corning. Legal work performed for Corning by Ms. Schultz represented approximately 8% of total 2003 services performed by Nixon Peabody LLP. In 2003, Corning paid Nixon Peabody LLP approximately $2.8 million in legal fees and disbursements under a fee structure that Corning believes reflects current market rates.

Dr. Ruding, a director of Corning, was Vice Chairman, Citicorp and Citibank, N.A until September 30, 2003. During 2003, Corning engaged Citicorp and its subsidiaries to provide investment banking, financial and other services. Corning expects to engage Citicorp and its subsidiaries for similar services during 2004.

Incorporation by Reference

The Report of the Compensation Committee of the Board of Directors on Executive Compensation on page 18, the Report of Audit Committee of the Board of Directors on page 30 and the Performance Graph on page 23, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Corning under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Corning specifically incorporates such information by reference.

Additional Information

Our 2003 Annual Report is included with the mailing of this Proxy Statement. Corning will provide a copy of its Annual Report on Form 10-K for the year ended

December 31, 2003, without charge to anyone who makes a written request to Corning Incorporated, Investor Relations Department, One Riverfront Plaza, Corning, New York 14831. Corning’s Annual Report on Form 10-K and all other filings with the SEC may also be accessed via the Investor Relations page on the Company’s web site at www.corning.com.

By order of the Board of Directors

Denise A. Hauselt

Secretary and Assistant General Counsel

March 1, 2004

APPENDIX A

Corning Incorporated

Audit Committee of the

Board of Directors

Committee Charter

Purpose and Role

The Audit Committee is a committee of Corning’s Board of Directors. Its primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls over financial reporting which management and the Board of Directors have established, and the audit process, as well as integrity of the company’s financial statements, the company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the internal auditor and the independent auditor. In addition, the Committee provides an open avenue of communication between the internal auditors, the independent accountants, financial and senior management, and the Board of Directors. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

The Audit Committee recognizes that it is the duty of management and the independent accountants to plan and conduct audits and to determine that Corning’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. The Audit Committee further recognizes that the conduct of investigations, the resolutions of disagreements, if any, with the independent accountants and compliance with laws, regulations and Corning’s Code of Conduct are a management function.

Composition

The membership of the Audit Committee shall consist of at least three or more directors as determined by the Board, of whom in the judgment of the Board of Directors shall meet the independence and financial literacy requirements of the New York Stock Exchange, and be free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Committee. At least one member of the Audit Committee shall in the judgment of the Board of Directors be an “audit committee financial expert” under rules and regulations of the Securities and Exchange Commission and one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board of Directors have accounting or related financial management expertise in accordance with New York Stock Exchange Listing Standards. Further, no member of the Audit Committee shall be an active or retired employee of Corning. Members of the Audit Committee shall serve at the pleasure of the Board of Directors. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The Audit Committee is appointed by the full Board of Directors at its annual organizational meeting.

Meetings

The Audit Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary. In addition, management and at least the Chairman of the Audit Committee will meet telephonically to discuss and review Corning’s quarterly earnings press releases, earnings guidance and other financial information provided to analysts and rating agencies in advance of each quarterly earnings release. The Audit Committee shall periodically meet separately, in executive session, with management, the internal auditor and the independent auditor. The Audit Committee shall report regularly to the Board of Directors with respect to its activities and make recommendations as appropriate.

Responsibilities and Duties

To fulfill its responsibilities and duties the Audit Committee shall:

Financial Reporting

1.	Perform a timely review of quarterly and annual financial statements and other financial information provided to shareholders.

2.	Confirm that financial management and the independent accountants perform a timely analysis of significant reporting issues and judgments made and practices and report key issues to the Committee, including discussion of major issues regarding accounting principles and financial statement presentation.

3.	Inquire of management, the internal audit partner, and independent accountants about significant risks or exposures, assess the steps management has taken to minimize such risk to the company and evaluate the need for disclosure thereof.

4.	Review with management and the independent auditor the annual and quarterly financial statements of the company, including: (a) company disclosures under Management’s Decision and Analysis of Financial Condition and Results of Operations, (b) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q, and (c) items required by Statement of Auditing Standards 61 and Statement of Auditing Standards 71 in effect at that time for annual and quarterly statements.

5.	Review with the independent auditor, the internal auditor and management: (a) the adequacy and effectiveness of the systems of internal controls (including any significant deficiencies and significant changes in internal controls reported to the Committee by the independent auditor or management), accounting practices, and disclosure controls and procedures; and (b) current accounting trends and developments, and take such related action as appropriate.

6.	Discuss with financial management and the independent accountants their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial reporting practices used or proposed to be used, as well as the effect of regulatory and accounting initiatives and off-balance sheet structures.

7.	Issue a letter for inclusion in Corning’s annual report and Form 10-K that includes disclosures as required by SEC regulations.

8.	Recommend to the Board of Directors whether the Financial Statement should be included in the annual report on Form 10-K.

Internal Controls Over Financial Reporting

9.	Review with the independent accountants and the internal audit partner the adequacy of the company’s internal controls over financial reporting (including information systems and security); and related significant findings and recommendations of the independent accountants and internal audit, together with management’s responses.

10.	Review disclosures made by management about any significant deficiencies in the design or operation of internal controls over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the company’s internal controls over financial reporting.

11.	Review management’s plans to perform annual and quarterly assessments of internal controls over financial reporting to support the management report on internal controls as required by SEC regulation.

12.	Review, at least annually, the scope and results of the internal audit program, including then current and future programs of the internal auditor, procedures for implementing accepted recommendations made by the independent auditor, and any significant matters contained in reports from the internal auditor.

Audit Process

Appointment of auditors

13.	On an annual basis, appoint or re-appoint the independent accountants and review and approve the discharge of the independent accountants. Instruct the independent accountants (a) that they are ultimately accountable to the Audit Committee; (b) that the Audit Committee has the authority and responsibility to appoint, retain, evaluate and replace the independent accountants; and (c) that the Audit Committee, as the shareholders’ independent representative, is the auditor’s client.

14.	Approve management’s recommendation of the internal auditors to be nominated. Review and approve the discharge of the internal auditors.

15.	Review and concur in the appointment or replacement of the management individual charged with the role of overseeing internal audit processes.

Performance, independence and qualification of auditors

16.	Annually, review and assess the following concerning the competence of the external auditor and engagement team:

•	Resumes of key engagement audit personnel.

•	The quality control procedures of the firm serving as external auditor.

•	The results of the most recent peer review or other assessments of the firm serving as external auditor.

17.

Receive and review: (a) report by the independent auditor describing the independent auditor’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent auditor.

18.	Discuss with the auditors and management the independence of the internal auditor and the independent accountants, including a review of services and related fees provided by the independent accountant and the internal auditors. Review disclosures from the independent accountants required by Independent Standards Board Standard No. 1.

19.	Ensure the rotation of the lead audit partner having primary responsibility for the external audit and the audit partner responsible for reviewing the audit and other partners on the account as required by SEC regulations.

20.	Approve management’s policies for the company’s hiring of employees or former employees of the independent accountants who participate in any capacity in the audit of the company. On an annual basis, management should provide the Audit Committee Chair with information on compliance with that policy.

21.	Review with management and the internal audit partner, annually, the internal audit department’s charter, staffing, and significant objectives.

Compensation of the independent accountant

22.	The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountants shall report directly to the Audit Committee.

23.	The Audit Committee shall preapprove all auditing services and all permitted non-audit services (including fees and terms thereof) to be performed for the company by its independent accountants. The Audit Committee may delegate authority to its chairman to grant preapprovals of permitted non-audit services, provided that decisions of such individual be presented to the full Audit Committee at its next scheduled meeting.

Review of audit plans and results

24.	Review with the internal audit partner and the independent accountant the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

Review of audit results

25.	Review with management, the internal audit partner and the independent accountant at the completion of the annual examination the following:

a)	Annual report of the company, including the financial statements and related footnotes.

b)	Results of the audit of the financial statements and the related report thereon.

c)	Significant changes in the audit plan and any serious disputes or difficulties with management encountered during the audit.

d)	Other communications as required by generally accepted auditing standards.

Other Items

26.	Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and the results of the annual review of these areas conducted by internal audit.

27.	Review legal and regulatory matters that may have a material impact on the financial statements and related corporate compliance policies, and programs and reports from regulators.

28.	Review the status of compliance with laws, regulations and internal procedures; the scope and status of systems designed to promote company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and third parties as determined by the Committee.

29.	Discuss company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the company, as well as major legislative and regulatory developments which could materially impact the company’s contingent liabilities and risks.

30.	Establish procedures for the confidential and anonymous receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

31.	Investigate and respond to any instances or allegations of inappropriate behavior by management concerning questions of compliance with securities laws or inquiries as may be reported by legal counsel.

General

32.	At least semi-annually, meet with the internal audit partner, the independent accountants, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

33.	Establish policies for the hiring of employees and former employees of the independent auditors.

34.	Report Committee actions to the Board of Directors with such recommendations, as the Committee may deem appropriate. At the Chairman’s option, the independent accountants should be made available to meet with the Board of Directors annually or when otherwise appropriate.

35.	Conduct an annual performance evaluation of the Audit Committee and evaluate the adequacy of the Committee’s charter annually.

36.	The Audit Committee shall have the power to authorize investigations into any matters within the Committee’s scope of responsibilities and hire outside resources and professionals in conjunction therewith.

37.	The Committee will perform such other functions as assigned by law, the company’s bylaws, or the Board of Directors.

38.	Obtain advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Committee.

Report

39.	The Committee shall prepare a report each year for inclusion in the company’s proxy statement.

APPENDIX B

Corning Incorporated

Compensation Committee of the Board of Directors

Committee Charter

Purpose

The Compensation Committee is appointed by the Board to discharge the Board’s responsibilities relating to compensation of the Company’s CEO, other elected officers and directors; and to produce an annual report on executive compensation for inclusion in the company’s annual proxy statement. The Committee has overall responsibility for approving and evaluating the director, elected officer and other key executive compensation, benefit and perquisite plans, policies and programs of the Company. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Committee Membership

The Compensation Committee shall consist of no fewer than three directors, all of whom in the judgment of the Board of Directors shall be independent. A person may serve on the Compensation Committee only if the Board of Directors determines he or she is a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934; satisfies the requirements of “outside director” under Section 162(m) of the Internal Revenue Code; and meets the independence requirements in the New York Stock Exchange listing standards. One member of the Compensation Committee will serve as the Chairperson of the Compensation Committee.

The members of the Compensation Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Compensation Committee members may be replaced by the Board.

Committee Authority And Responsibilities

1.	The Compensation Committee shall annually review and approve corporate goals and objectives relevant to CEO and other officer compensation, evaluate the CEO’s performance in light of those goals and objectives, and as a Committee or together with the independent members of the Board, determine and approve the CEO’s compensation levels based on this evaluation. In determining the base salary, annual incentive and long-term incentive components of CEO compensation, the Compensation Committee will consider multiple factors including the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years.

2.	The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or senior executive compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors as deemed appropriate or necessary by the Committee.

3.	The Compensation Committee shall annually review and make recommendations to the Board with respect to the compensation of all directors,

B-1

elected officers and other key non-CEO executives, including annual or multi-year incentive-compensation plans and equity-based incentive plans.

4.	The Compensation Committee shall annually review and approve, for the CEO and the other elected officers and key executives of the Company:

(a)	the annual base salary level;

(b)	the annual incentive opportunity level;

(c)	the long-term incentive opportunity level;

(d)	employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate; and,

(e)	any special, supplemental or nonqualified benefits or other perquisites relating to the CEO and other officers and key executives of the Company.

5.	The Compensation Committee may form and delegate authority to subcommittees when appropriate. Members of a subcommittee may include directors of the Company, employees of the Company, consultants or any other parties as determined by the Compensation Committee in its sole discretion.

6.	The Compensation Committee shall make regular reports to the Board. The Compensation Committee shall meet at each regularly scheduled meeting of the Board (currently established at five meetings per year). Additional special meetings of the Compensation Committee will be convened at such other times as it deems necessary to fulfill its responsibilities.

7.	The Compensation Committee shall review and reassess the adequacy of this Charter annually, and conduct an annual performance evaluation of the Committee.

B-2

APPENDIX C

Corning Incorporated

Finance Committee of the Board of Directors

Committee Charter

Purpose and Role

The Board of Directors has established a Finance Committee to assist the Board of Directors in fulfilling its oversight responsibilities across the principal areas of corporate finance for the company and its subsidiaries. As appropriate in its judgment from time to time, the Finance Committee may assist the Board by reviewing such matters as capital structure, equity and debt financing, capital expenditures, cash management, banking activities and relationships, investments, risk management, insurance and securities repurchase activities and making recommendations for consideration by the Board.

Composition

The membership of the Finance Committee shall consist of at least three independent directors or more as determined by the Board. At least one member shall have financial management expertise such as banking or investment management. Members of the Finance Committee shall serve at the pleasure of the Board of Directors.

The Finance Committee is appointed by the full Board of Directors at its annual organizational meeting or as the Board shall determine to fill vacancies on the Finance Committee or to adjust its membership as needs may arise from time to time.

Meetings

The Finance Committee shall normally meet four times each year and generally in conjunction with the regularly scheduled meetings of the Board of Directors, or more frequently as circumstances require as the Chair of the Finance Committee or Chairman of the Board may direct. The Finance committee shall maintain written minutes of its meetings. At each regularly scheduled meeting of the Board of Directors, the Chair of the Finance Committee shall provide the Board of Directors with a report of the Committee's activities and proceedings. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

Responsibilities and Duties

To assist the Board of Directors, the Finance Committee shall be responsible for reviewing with company management the strategies, plans, policies and actions related to the significant corporate finance matters of the company. Within the authorized levels delegated to it by the Board, the Finance Committee may approve actions within these areas of corporate finance. The matters within its review or approval scope shall include:

1.	Capital structure plans and strategies;

2.	Specific equity or debt financing and discuss the appropriateness, not just the acceptability, of all material capital raising activities or those proposed to be used prior to execution;

3.	Capital expenditures plans and specific capital projects;

4.	Financial investment plans and strategies and specific investments;

5.	Mergers, acquisitions and divestitures;

6.	Cash management plans and strategies and all activities relating to cash accounts and the cash and any

C-1

short-term investment portfolio, including the establishment and maintenance of bank, investment and brokerage accounts;

7.	Plans and strategies for managing certain exposures to economic risks including foreign currency, interest rate, commodities, and other economic risks that may from time-to-time arise in the normal course of business;

8.	Plan and strategies for managing the company’s insurance programs, including coverage for business interruption, property casualty, fiduciary, and directors and officers; and

9.	The quarterly and annual financial statements and other financial information that management uses in its internal decision analysis activities.

Other Items

10.	Policies and procedures with respect to Debt Management, Financial Risk Management, Credit Management, Global Cash Investments and Bank Relationship Management; and

11	Legal and regulatory matters that may have a material impact on the financial statements as they pertain to financing or risk management activities of the company.

General

12.	Conduct an annual performance evaluation of the Committee and review the adequacy of the Committee’s charter annually.

13.	The Committee may engage outside independent advisors in order to obtain advice and assistance, as it may consider necessary or advisable.

C-2

APPENDIX D

Corning Incorporated

Pension Committee of the Board of Directors

Committee Charter

Purpose and Role

The Board of Directors has established a Pension Committee to assist the Board of Directors in fulfilling its oversight responsibilities of pension plans (defined benefit plans in the US and similar style international plans) for the company and its subsidiaries. The Committee shall annually approve a pension policy, and as appropriate in its judgment from time to time, appoint investment managers, custodians, trustees, and other plan fiduciaries for the purpose of implementing the policy.

Composition

The membership of the Pension Committee shall consist of three or more directors as determined by the Board. At least one member shall have financial investment expertise such as banking, insurance or investment management. Members of the Pension Committee shall serve at the pleasure of the Board of Directors.

This Committee is appointed by the full Board of Directors at its annual organizational meeting or as the Board shall determine to fill vacancies on the Committee or to adjust its membership as needs may arise from time to time

Meetings

The Committee shall normally meet at least two times each year and generally in conjunction with the regularly scheduled meetings of the Board of Directors, or more frequently as circumstances require as the Chair of the Committee or Chairman of the Board may direct. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary. The Committee shall maintain written minutes of its meetings. At each regularly scheduled meeting of the Board of Directors, the Chair of the Committee shall provide the Board of Directors with a report of the Committee's activities and proceedings.

Responsibilities and Duties

The Pension Committee shall be responsible for reviewing periodically with company management the funding and investment performance of the pension plans of the company. Within the authorized levels delegated to it by the Board, the Committee may approve actions or further delegate responsibilities for the purpose of implementing the pension policy. The matters within its review or approval scope shall include:

1.	Approve annually a pension policy and method to implement the Plans’ objectives;

2.	The Committee shall exercise an oversight responsibility. It shall not be deemed the fiduciary of any of the Retirement Plans, nor shall it be responsible for the investment decisions made by others acting as fiduciaries under the Plan.

3.	The Committee will conduct an annual performance evaluation and review the adequacy of the Committee’s charter annually.

Oversight Responsibilities

•	The Committee may rely upon presentations of management, investment advisors, actuaries, or other experts believed by the Committee to be informed and knowledgeable.

•	It may engage outside independent advisors in order to obtain advice and assistance, as it may consider necessary or advisable.

D-1

•	Review at least annually presentations by the company’s Treasurer or Director of Pension and Investments in their capacity as members of the Board-appointed Investment Committee. These presentations will include information concerning the pension plan funded status, actual asset allocation, performance and cash flows.

D-2

APPENDIX E

Corning Incorporated

Nominating and Corporate Governance

of the Board of Directors

Committee Charter

Purpose

The Nominating and Corporate Governance Committee shall: (1) identify and recommend qualified individuals to the Board for nomination as members of the Board, consistent with criteria approved by the Board; (2) develop and recommend to the Board a set of Corporate Governance Guidelines; (3) lead the Board in its annual review of the Board’s performance and oversee the evaluation of management; (4) to recommend to the Board director nominees for the next annual meeting of shareholders; (5) recommend to the Board director nominees for each of its standing committees; and (6) undertake such other duties as may be delegated to it from time to time. The Committee shall report to the Board on a regular basis and not less often than twice a year.

Committee Membership

The Committee shall consist of three or more directors, all of whom, in the judgment of the Board, shall be “independent” under the New York Stock Exchange listing standards.

The members shall be appointed by the Board. They shall serve at the pleasure of the Board and for such term as the Board may determine.

Committee Structure and Operations

The Board shall designate one member of the Committee to serve as chairperson of the Committee. The Committee shall meet in person or telephonically at least twice a year at a time and place determined by the Committee chairperson, with further meetings to occur when deemed necessary or desirable by the Committee or its chairperson.

Committee Duties and Responsibilities

To fulfill its responsibilities and duties the Committee shall:

1.	Make recommendations to the Board from time to time as to changes that the Committee believes to be desirable with regard to the appropriate size, functions and needs of the Board.

2.	Establish the criteria for membership; such criteria should cover, among other things, diversity, experience, skill set and the ability to act on behalf of shareholders.

3.	Identify individuals believed to be qualified to become Board members, and to recommend to the Board the nominees to stand for election as directors at the annual meeting of stockholders. In the case of a vacancy in the office of director, the Committee shall recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by stockholders. In nominating candidates, the Committee shall take into consideration such factors as it deems appropriate, including judgment, experience, skills and personal character of the candidate, as well as its assessment of the needs of the Board and the Committee.

4.	Conduct appropriate inquiries into the backgrounds and qualifications of possible candidates.

E-1

5.	Review candidates recommended by shareholders.

6.	Recommend to the Board the membership of any committee of the Board and to identify and recommend Board members qualified to fill vacancies on any committee of the Board.

7.	Recommend director nominees for approval by the Board and its shareholders.

8.	Assist the Board in assessing whether individual members of the Board are independent within the New York Stock Exchange listing standards.

9.	Establish director retirement policies.

10.	Review the outside activities of, and to consider questions of possible conflicts of interest of, Board members and senior executives.

11.	Oversee and assist the Board with an annual assessment of the Board’s performance through such process as the Committee shall determine advisable including, if appropriate, the solicitation of comments from each member of the Board. The annual assessment shall be discussed with the full Board following the end of each fiscal year.

12.	Oversee and assist the Board in annually reviewing with the Chairman and Chief Executive Officer the job performance and evaluation of elected corporate officers and other senior executives.

13.	Develop and recommend to the Board a set of corporate governance principles for the company, to review those principles at least annually, and to recommend any proposed changes to the Board as the Committee deems advisable.

14.	Review and reassess the adequacy of this Charter annually, and conduct an annual performance evaluation of the Committee.

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to obtain advice and assistance from internal or outside legal, accounting or other advisors. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms.

E-2

APPENDIX F

Corning Incorporated

Corporate Relations Committee of the Board of Directors

Committee Charter

Purpose and Scope of the Committee’s Work

The Purpose of the Corporate Relations Committee is to review and guide the company’s work in the areas of Employment Policy, Public Policy and Community relations in the context of the company’s business strategy. The Committee’s work focuses on the following general areas:

•	The company’s public relations and reputation.

Areas include media relations strategies, corporate identity, corporate advertising, and product liability.

•	The company’s relationship and role with governmental agencies and public policy.

•	The corporation’s responsibilities as an employer and its relationship with employees.

Areas include safety, health and environmental policies; code of conduct, values and operating environment; human resource and industrial relations strategies; security and internal communications strategies.

•	The company’s responsibilities as a community member, our relationship with major communities and our strategy with respect to charitable contributions and projects undertaken to improve the communities we operate in.

Meeting Schedule:    Generally meets in February, July, October and December.

F-1

APPENDIX G

Corning Incorporated

Corporate Governance Guidelines

The Board of Directors of Corning Incorporated, acting on the recommendation of its Nominating and Corporate Governance Committee, has adopted these guidelines to promote the effective functioning of the Board and its committees.

Role of the Board

The business and affairs of Corning Incorporated are managed by or under the direction of its Board of Directors in accordance with New York law. The directors’ fiduciary duty is to exercise their business judgment in the best interests of Corning Incorporated's shareholders.

Board Structure and Composition

Board Size.    The size of the Board will provide for sufficient diversity among non-employee directors while also facilitating substantive discussions in which each director can participate meaningfully. The Board size, currently 14 members, will be set by the Board on recommendation of the Nominating and Corporate Governance Committee, and within the limits prescribed by Corning Incorporated’s by-laws.

Independent Directors.    A substantial majority of the Board will consist of directors whom the Board has determined to be independent. In general, an independent director must have no material relationship with Corning Incorporated, directly or indirectly. For this purpose, Corning Incorporated will ensure that it complies with the independence requirements of SEC and the NYSE Listing Standards, as well as director qualification standards recommended by the Nominating and Corporate Governance Committee.

“Immediate family member” includes a person’s spouse, parents, children, siblings, in-laws, and any one (other than employees) who shares such person’s home. Materiality for this purpose will be evaluated both from the standpoint of Corning Incorporated and from the standpoint of the director or the persons or entities with which the director is affiliated.

Notwithstanding the fact that an individual may not satisfy one or more of the above criteria, the Board may nevertheless determine that the director has no material relationship with the corporation that would interfere with independence and should be considered independent. In that case, the reasons for any such determination will be specifically set forth in the proxy statement for any meeting at which that director is standing for election.

Chairman and CEO.    The Board believes it is appropriate for Corning Incorporated’s Chief Executive Officer (CEO) also to serve as Chairman of the Board. However, the Board retains the authority to separate those functions if it deems such action appropriate in the future.

Lead Director.    The Board will designate and publicly disclose a non-employee director who will lead the non-employee directors' executive sessions.

Term Limits.    The Board believes that experience as a Corning Incorporated director is a valuable asset, especially in light of the size and global scope of the corporation’s operations. Therefore, directors are not subject to term limits except as a result of reaching the Board’s mandatory retirement age.

Mandatory Retirement.    No director may stand for election after reaching age 72.

Other Directorships.    Recognizing the substantial time commitment required of

directors, it is expected that an employee director will serve on the board of no more than three other public companies and that a non-employee director will serve on the boards of other public and private companies and not-for-profit entities only to the extent that, in the judgment of the Nominating and Corporate Governance Committee, such services do not detract from the directors’ ability to devote the necessary time and attention to Corning Incorporated. The Nominating and Corporate Governance Committee will periodically review all non-employee directors’ service on the boards of other public companies.

Change in Status.    To avoid any potential for a conflict of interest or potential conflict of interest, directors will not accept a seat on any additional public company board or any governmental position without first reviewing the matter with the Nominating and Corporate Governance Committee. In addition, a non-employee director will tender his or her resignation for consideration by the Nominating and Corporate Governance Committee in the event of retirement or other substantial change in the nature of the director’s employment or other significant responsibilities. If the Nominating and Corporate Governance Committee determines that the resignation should be accepted, the Committee will refer that recommendation to the Board.

Director Selection; Qualifications; Education

Director Candidates.    The Board, acting on the recommendation of the Nominating and Corporate Governance Committee, will nominate a slate of director candidates for election at each annual meeting of shareholders and will elect directors to fill vacancies, including vacancies created as a result of any increase in the size of the Board, between annual meetings.

Qualifications.    Candidates are selected for their character, judgment, diversity of experience, acumen and their ability to act on behalf of shareholders. Scientific expertise, business experience, prior governmental service and familiarity with national and international issues affecting business are among the relevant criteria. Final approval of a candidate is determined by the full Board.

Orientation.    New directors will receive a comprehensive orientation from responsible executives regarding Corning Incorporated’s business and affairs, including written materials, meetings with key management and visits to facilities.

Continuing Education.    Reviews of particular aspects of Corning Incorporated’s operations will be presented by responsible executives from time to time as part of the agenda of regular Board meetings. The Board will also normally conduct an on-site inspection of a Corning Incorporated facility in conjunction with a regular Board meeting at least once every other year.

Board Meetings and Director Responsibilities

Number of Regular Meetings.    The Board currently holds regular meetings five times per year.

Agenda and Briefing Material.    An agenda for each Board meeting and briefing materials will, to the extent practicable in light of the timing of matters that require Board attention, be distributed to each director at least one week prior to each meeting. Briefing materials should be concise and yet sufficiently detailed to permit directors to make informed judgments. The Chairman will normally determine the agenda for Board meetings, but any director may request the inclusion of particular items.

Meeting Attendance.    It is expected that each director will make every effort to attend each Board meeting, each annual meeting of shareholders and each meeting of any committee on which he or she sits. Attendance in person is preferred but attendance by teleconference is permitted if necessary under the circumstances.

Director Preparedness.    Each director should be familiar with the agenda for each meeting, should have carefully reviewed all other materials distributed in advance of the meeting, and should be prepared to participate meaningfully in the meeting and to discuss all scheduled items of business.

Confidentiality.    The proceedings and deliberations of the Board and its committees are confidential. Each director will maintain the confidentiality of information received in connection with his or her service as a director.

Non-Employee Director Executive Sessions

An executive session of the non-employee directors will normally be held immediately before, during or after each meeting of the full Board. The Chair of the Nominating and Corporate Governance Committee or other non-employee director as chosen by the Board will preside at the executive sessions, and will be disclosed in the proxy statement per the NYSE rules. Any non-employee director may raise issues for discussion at an executive session.

Board Self-Evaluation

Annually, the Board will evaluate its performance and effectiveness as a Board as well as the performance and effectiveness of its committees and will abide by NYSE Listing Standards for self-evaluation for selected Committees.

Committees

Committees.    The Board will appoint from among its members an executive committee and other committees it determines are necessary or appropriate to conduct its business. Currently, the standing committees of the Board are the Executive Committee, Audit Committee, Nominating and Corporate Governance Committee (which serves as the nominating and corporate governance committee within the meaning of the New York Stock Exchange rules), Pension Committee, Compensation Committee, Finance Committee, and Corporate Relations Committee.

Committee Composition.    The Nominating and Corporate Governance Committee, Board Audit Committee, and Board Compensation Committee will consist solely of independent directors. With the exception of the Executive Committee where the Chairman of the Board will be the Chair, the Nominating and Corporate Governance Committee will recommend committee Chairs to the Board for approval.

In addition:

•	the membership of the Board Audit Committee must meet such additional requirements as may apply under the rules of the New York Stock Exchange and the Securities and Exchange Commission;

•	the membership of the Board Compensation Committee must meet such additional requirements as may apply under the rules of the New York Stock Exchange and must qualify as an independent “non-employee directors” for purposes of Rule 16b-3 of the Securities and Exchange Commission; and

•	no member of the Board Compensation Committee may be part of a compensation committee interlock within the meaning of Regulation S-K of the Securities and Exchange Commission.

Committee Charters.    Each of the committees will have a written charter setting further its responsibilities if they are not stated in the company’s by-laws. Charters will be adopted by the Board based on the recommendation of the applicable committee.

Committee Assignments.    Membership of each committee will be determined by the Board on the recommendation of the Nominating and Corporate Governance Committee. Consideration will be given to rotating committee memberships periodically.

Committee Self-evaluation.    Annually, each of the Board committees will conduct an evaluation of its performance and effectiveness and will consider whether any changes to the committee’s charter are appropriate.

Committee Reports.    The Chair of each Board committee will report to the full Board on the activities of his or her committee, including the results of the committee’s self-evaluations and any recommended changes to the committee’s charter.

CEO Performance Review

At least annually, the non-employee directors will, in conjunction with the Board Compensation Committee, review the performance of the CEO in light of the corporation’s goals and objectives. The Compensation Committee meets annually with the CEO to receive his or her recommendations concerning such goals.

Management Succession Planning and Performance Review

At least annually, the Board will review and approve succession plans for the CEO and other senior executives. Succession planning will address both succession in the ordinary course of business and contingency planning in case of emergencies or unforeseen events. To assist the Board, the CEO annually provides the Board with an assessment of senior managers and of their potential to succeed him or her. The CEO also provides the Board with an assessment of persons considered potential successors to certain senior management positions.

The function of the Board in monitoring the performance of senior management is fulfilled by the presence of outside directors who have a substantive knowledge of the business. The Board selects the senior management team, which is charged with the conduct of the company’s business. Having selected the senior management team, the Board acts as an advisor to senior management and ultimately monitors its performance. The Compensation Committee also is responsible for setting performance goals and compensation for the direct reports to the CEO. These decisions are approved or ratified by action of the outside directors of the Board at a meeting or executive session of that group.

Board Resources

Access to Employees.    Non-employee directors will have full access to the senior management of Corning Incorporated and other employees. The Board expects that there will be regular opportunities for directors to meet with the CEO and other members of senior management in Board and committee meetings and in other formal or informal settings.

Authority to Retain Advisors.    It is normally expected that information regarding Corning Incorporated business and affairs will be provided to the Board by Corning Incorporated management and staff and by Corning Incorporated independent auditor. However, the Board and each committee have the authority to retain such outside independent advisors, including accountants, legal counsel, or other experts, as it deems appropriate.

Non-employee directors will have full access to such outside independent advisors to ask questions regarding Corning Incorporated. The fees and expenses of any such advisors will be paid by the Corning Incorporated.

Code of Conduct

Corning Incorporated has adopted a comprehensive “Our Code of Conduct.” These standards include policies calling for strict observance of all laws applicable to Corning Incorporated’s business and describes conflicts of interest policies which, among other things, requires that directors avoid any conflict between their own interests and the interests of the corporation in dealing with suppliers, customers, and other third parties, and in the conduct of their personal affairs, including transactions in securities of the corporation, any affiliate, or any nonaffiliated organization. Each director is expected to be familiar with and to follow these policies to the extent applicable to them.

Communication by Interested Parties with the Non-Employee Directors

The Nominating and Corporate Governance Committee will maintain procedures for interested parties to communicate directly with the non-employee directors. The Board believes that it is management’s role to speak for the company. These procedures will be published in the proxy statement for each annual meeting of shareholders and posted on Corning Incorporated’s Internet site.

Corning Incorporated Non-Employee Director Compensation

Compensation for non-employee directors will be determined by the independent members of the Board on the recommendation of the Compensation Committee, and will be reviewed annually at a minimum. Non-employee director compensation will be set at a level that is consistent with market practice, taking into account the size and scope of the corporation’s business and the responsibilities of its directors. All directors are expected to own stock in the company in an amount that is appropriate for them. In considering benefits and compensation of non-employee directors, the Board will consider whether questions regarding directors’ independence may be raised by anything that would be considered non-customary, or the company providing indirect forms of compensation or benefits to a director or any substantial charitable contributions to organizations in which a director is affiliated.

Option Repricing

The corporation will not, without shareholder approval, amend any employee stock option to reduce the exercise price (except for appropriate adjustments in the case of a stock split or similar change in capitalization); or offer to exchange outstanding employee stock options for options having a lower exercise price; or offer to exchange options having an exercise price below the current market price for cash, restricted stock, or other consideration.

Shareholder Matters

Shareholder matters such as voting rights, confidential voting, ratification of auditors, shareholder proposals receiving a majority approval and others are contained within, and governed by Corning Incorporated’s by-laws and charter.

Re-Evaluation of Corporate Governance Guidelines

The Board will review and revise these Corporate Governance Guidelines as appropriate from time to time based on the recommendation of the Nominating and Corporate Governance Committee.

Director Qualification Standards

The Board adopted a formal set of director qualification standards under the NYSE Listing Standards approved by the SEC in November 2003 concerning determination of director independence. To be considered independent, a director must be determined by resolution of the Board after due deliberation, to have no material relationship with the company other than as a director. In each case, the Board will broadly consider all relevant facts and circumstances and also apply the following standards:

1.	A director will not be independent if within the preceding three years: (a) the director was employed by the company or any of its subsidiaries; (b) an immediate family member of the director was an executive officer of the company; (c) the director was employed by or affiliated with the company’s independent internal or external auditor; (d) an immediate family member of the director was employed in a professional capacity by the company’s independent internal or external auditor; or (e) an executive officer of the company was on the board compensation committee of a second company that employed either the director or an immediate family member as an executive officer.

2.	A director will not be independent if within the preceding three years: (a) the director or an immediate family member receives more than $100,000 per year in direct compensation from the company, other than normal director and committee fees and pension or other forms of deferred compensation for prior services; (b) a director is an officer or employee of a second company that makes payments to, or receives payments from the company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of the second company’s consolidated gross revenues; (c) an immediate family member of a director is an executive officer of a second company that makes payments to, or receives payments from the company at the levels in 2(b); or (d) if a director serves as a paid executive officer of a charitable organization that received contributions in any single fiscal year that exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues. The Board shall consider the materiality of any such relationships, even if they are below the dollar thresholds.

3.	The determination of whether a section 2 relationship is material or not (and whether a director is independent or not) shall be made by those directors on the Board who satisfy the independence guidelines.

4.	The company will not make any personal loans or extensions of credit to directors or executive officers.

5.	For independence, all directors must deal at arms’ length with the company and its subsidiaries and disclose circumstances that are material to the director if they might be viewed as a conflict of interest.

APPENDIX H

Corning Incorporated

Code of Ethics

For Chief Executive Officer and Financial Executives

In my role as an executive of Corning Incorporated, I certify to you that I adhere to and advocate the following principles and responsibilities governing my professional and ethical conduct.

To the best of my knowledge and ability:

1.	I act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.

2.	I provide constituents with information that is accurate, complete, objective, relevant, timely, and understandable.

3.	I comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies. I provide full, fair, accurate, timely, and understandable disclosure to my constituents and/or in reports provided to external constituencies (SEC, shareholders, reporting agencies, etc.).

4.	I act in good faith, responsibility, with due care, competence and diligence, without misrepresenting material facts or allowing my independent judgment to be subordinated.

5.	I respect the confidentiality of information acquired in the course of my work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of my work is not used for personal advantage.

6.	I share knowledge and maintain skills important and relevant to my constituents’ needs.

7.	I proactively promote high integrity as a responsible member of my business team and/or in my work environment.

8.	I achieve responsible use of and control over all company assets and resources employed or entrusted to me.

9.	I will report any known or suspected violations of this code to the Corporate Controller or the General Counsel.

10.	I am accountable for adhering to this code.

Dated:

Signed:

H-1

APPENDIX H

Corning Incorporated

Code of Conduct

For Directors and Executive Officers

In my role as a Director or Executive Officer of Corning Incorporated, I certify that I adhere to and advocate the following principles and responsibilities governing my professional and ethical conduct.

1.	I have read Our Code of Conduct, the code of business ethics that applies generally within the Company. I will abide by its standards in carrying out my role as a Director or Executive Officer of the Company. The Code of Business Ethics for Directors and Executive Officers incorporates the provisions of Our Code of Conduct, as supplemented by this document.

2.	I act with honesty and integrity, avoiding actual and apparent conflicts with the interests of Corning Incorporated. A conflict of interest would occur when an individual’s private interest interferes – or even appears to interfere – with the interests of the Company as a whole. When any issue arises that may present an actual or apparent conflict, I will bring that issue to the attention of Corning’s Chairman or General Counsel and seek a waiver or recuse myself from action on the particular matter.

3.	In acting on any business for Corning Incorporated, I comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies, and will act as appropriate within my position to assure that the Company complies with such rules and regulations.

4.	I understand the requirement that the Company provide full, fair, timely and understandable disclosure to its external constituents (SEC, shareholders, reporting agencies) and will take that requirement into proper account in carrying out my duties as a Director or Executive Officer of the Company.

5.	I understand that insider trading on the basis of non-public material information is both unethical and illegal and will not be tolerated by the Company. As a Director or Executive Officer, I will abide by guidance from the Company regarding appropriate periods when trading in securities of the Company may be permitted, as well as periods when such trading is not permitted.

6.	I respect the confidentiality of Company information acquired in the course of my duties as a Director or Executive Officer of the Company. Confidential information of the Company or its customers may not be used for personal advantage. Confidential information includes all non-public information that might be of use to competitors, or harmful to the company or its customers, if disclosed.

7.

I understand that business opportunities within the scope of the business of the Company, as well as reasonable extensions of the scope of that business, represent corporate opportunities of Corning and may not be diverted for any separate personal purpose or benefit. I will not take for myself personally any opportunities that are discovered through the use of corporate property, information or

H-1

position. I will not use corporate property, information or position for personal gain. I will not compete with the Company directly or indirectly. I will fulfill my duty to the company to advance its legitimate interests when the opportunity to do so arises.

8.	I understand that the Company has a duty to deal fairly with its customers, suppliers, competitors and employees. It is a principle of the Company that no employee should take unfair advantage of another through manipulation, concealment, abuse of privileged information, misrepresentation, or any other practice of unfair dealing.

9.	I understand that I have an obligation to protect the Company’s assets and ensure their efficient use and, within the scope of my responsibilities as a director or executive officer, will ensure that Company assets are used for legitimate business purposes.

10.	As a director or executive officer, I recognize that the Company should proactively promote ethical behavior. Through its Code of Conduct, the Company encourages its employees to talk to supervisors, managers, Corporations General Counsel or the Corporate Controller when in doubt about the best course of action in a particular situation. The Company also encourages that employees report violations of laws, rules, regulations or the Code of Conduct to the General Counsel of the Corporation. In addition, the Company ensures that its employees know that there will be no retaliation for reports made in good faith. I adhere to and support these principles.

Dated:

Signed:

H-2

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

1.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold
01 – Jeremy R. Knowles	☐	☐	04 – Hansel E. Tookes II	☐	☐	Please mark your vote as indicated in this example.	☒

02 – Eugene C. Sit	☐	☐	05 – Wendell P. Weeks	☐	☐

03 – William D. Smithburg	☐	☐

B	Proposals

The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	Ratify the appointment of PricewaterhouseCoopers LLP as Corning’s independent auditors for fiscal year ending December 31, 2004.	☐	☐	☐

The Board of Directors recommends a vote AGAINST the following shareholder proposal.

		For	Against	Abstain
3.	Severance agreements with senior executives.	☐	☐	☐

C	Non-proposals

1.	To Discontinue receiving duplicate Annual Reports, please mark the box to the right with an X.	☐

2.	If you plan on attending the meeting, please mark the box to the right with an X.	☐

D	Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box	Date (mm/dd/yyyy)

		☐	☐	/	☐	☐	/	☐	☐	☐	☐

Proxy—Corning Incorporated

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2004 MEETING OF SHAREHOLDERS

APRIL 29, 2004

The undersigned hereby appoints James B. Flaws, James R. Houghton and Wendell P. Weeks and each of them, proxies with full power of substitution, to vote as designated on the reverse side, on behalf of the undersigned all shares of Stock which the undersigned may be entitled to vote at the Meeting of Shareholders of Corning Incorporated on April 29, 2004, and any adjournments thereof, with all powers that the undersigned would possess if personally present. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

If you are a current or former employee of Corning Incorporated and own shares of Corning Common Stock through a Corning Incorporated benefit plan, your share ownership as of March 1, 2004, is shown on this proxy card. Your vote will provide voting instructions to the trustees of the plans. If no instructions are given, the trustees will vote your shares as described in the proxy statement.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE OTHER MATTERS REFERRED TO ON THE REVERSE SIDE HEREOF.

(THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-866-516-0979 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.

•	Go to the following web site:

       WWW.COMPUTERSHARE.COM/US/PROXY

•	Enter the information requested on your computer screen and follow the simple instructions.

C0123456789	12345
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on April 29, 2004.
THANK YOU FOR VOTING

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors

1.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold
01 – Jeremy R. Knowles	☐	☐	04 – Hansel E. Tookes II	☐	☐	Please mark your vote as indicated in this example.	☒

02 – Eugene C. Sit	☐	☐	05 – Wendell P. Weeks	☐	☐

03 – William D. Smithburg	☐	☐

B	Proposals

The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	Ratify the appointment of PricewaterhouseCoopers LLP as Corning’s independent auditors for fiscal year ending December 31, 2004.	☐	☐	☐

The Board of Directors recommends a vote AGAINST the following shareholder proposal.

		For	Against	Abstain
3.	Severance agreements with senior executives.	☐	☐	☐

C	Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box	Date (mm/dd/yyyy)

		☐	☐	/	☐	☐	/	☐	☐	☐	☐

Proxy—Corning Incorporated

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2004 MEETING OF SHAREHOLDERS

APRIL 29, 2004

The undersigned hereby appoints James B. Flaws, James R. Houghton and Wendell P. Weeks and each of them, proxies with full power of substitution, to vote as designated on the reverse side, on behalf of the undersigned all shares of Stock which the undersigned may be entitled to vote at the Meeting of Shareholders of Corning Incorporated on April 29, 2004, and any adjournments thereof, with all powers that the undersigned would possess if personally present. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

If you are a current or former employee of Corning Incorporated and own shares of Corning Common Stock through a Corning Incorporated benefit plan, your share ownership as of March 1, 2004, is shown on this proxy card. Your vote will provide voting instructions to the trustees of the plans. If no instructions are given, the trustees will vote your shares as described in the proxy statement.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE OTHER MATTERS REFERRED TO ON THE REVERSE SIDE HEREOF.

(THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)